UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
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☐ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

AVISTA CORPORATION

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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POWERING ON
2021

2021 PROXY STATEMENT AND NOTICE OF
ANNUAL MEETING OF SHAREHOLDERS

AVISTA

March 31, 2021

Dear Fellow Shareholder:

Avista’s 2021 Annual Meeting will be held at 8:15 a.m. Pacific Time on Tuesday, May 11, 2021. Due to the public health impact of the coronavirus (COVID-19) and to support the health and well-being of our employees and shareholders, please note that this year’s Annual Meeting of Shareholders will be held in a virtual format only. You will not be able to attend the Annual Meeting in person.

You will be able to participate in the Annual Meeting, vote, and submit your questions and comments during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/AVA2021. Whether or not you plan to participate in the Annual Meeting, we urge you to vote and submit your proxy prior to the Annual Meeting by mail, telephone or through the internet as soon as possible, following the instructions printed on your proxy card and/or proxy notice.

The Annual Meeting is my opportunity to provide an update on Avista’s performance over the past year and highlight what we’re doing to prepare for the future. During these unique times, it’s especially important to share the progress that we made in 2020, despite the COVID-19 pandemic that impacted all of us. Thanks to the resolve and resiliency of our employees, we adjusted our work practices and protocols to adapt to unprecedented circumstances, which allowed us to take critical steps to move our business forward.

The Proxy Statement accompanies the 2020 Annual Report to Shareholders (the “Annual Report”), which contains information about our Company’s performance, including our audited financial statements.

As you’ll see in our Annual Report, this year’s theme is “Powering On”—it exemplifies our tenacity to power through whatever challenges we face today and in the future to deliver on our commitments to our customers, our communities, our employees, and our shareholders.

Thank you for your continued interest in and support of Avista.

Sincerely,

Dennis P. Vermillion

President & Chief Executive Officer

1411 E. Mission Ave.

Spokane, Washington 99202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Avista will be held virtually by live webcast on Tuesday, May 11, 2021 at 8:15 a.m. Pacific Time. The purposes of the meeting are to:

(1)	elect eleven directors identified in the accompanying proxy statement to serve until the 2022 Annual Meeting of Shareholders;

(2)

ratify the appointment of Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, Ltd., and their respective affiliates (collectively, “Deloitte”) as the Company’s independent registered public accounting firm for 2021;

(3)	hold an advisory (non-binding) vote on executive compensation; and

(4)	transact other business that may come before the meeting or any adjournment or postponement thereof.

While the Annual Meeting will be conducted “virtually,” solely by live webcast, shareholders of record or their proxies or other legal representatives are entitled to participate in the meeting and participants will be able to ask questions, make comments and vote on the matters brought before the meeting.

The website for the Annual Meeting is www.virtualshareholdermeeting.com/AVA2021.

If you are a holder of record of common stock at the close of business on March 10, 2021, the record date, and have your control number, then you will be able to vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. The 16-digit control number can be found on your proxy card or voting instructions form. If you do not have your control number, you may attend as a guest (non-shareholder) but will not be able to vote your shares at the virtual meeting. Closed captioning will be provided for the duration of the Annual Meeting.

Whether or not they intend to participate in the Annual Meeting, shareholders are urged to vote and submit their proxies, prior to the Annual Meeting, by mail, telephone, or through the internet as promptly as possible. Please sign and date the proxy card and return it promptly or cast your vote via telephone or through the internet in accordance with the instructions on the proxy card and/or proxy notice.

By Order of the Board,

Gregory C. Hesler

Vice President, General Counsel,

Corporate Secretary and Chief Ethics/Compliance Officer

Spokane, Washington

March 31, 2021

THIS PROXY STATEMENT AND THE 2020 ANNUAL REPORT ARE AVAILABLE ON THE INTERNET AT HTTP://PROXYVOTE.COM

Important Voting Information

Brokerage firms, banks and other nominees generally have the authority to vote their customers’ shares when their customers do not provide voting instructions. However, with respect to certain specified matters, when such an entity does not receive instructions from its customers, shares cannot be voted on those matters. This is called a “broker non-vote.” Matters on which organizations that are members of the New York Stock Exchange (the “NYSE”) may not vote without instructions include the election of directors, matters relating to executive compensation and matters relating to certain corporate governance issues. For Avista Corporation (“Avista,” or the “Company”), this means that NYSE member organizations may not vote shares on Proposals 1 and 3 if you have not given them instructions on how to vote. Please be sure to give any brokerage firm, bank, or other financial institution that holds shares on your behalf specific voting instructions so that your shares can be voted.

Your Participation in Voting the Shares You Own is Important

Your vote is important. Whether or not you plan to participate in the 2021 Annual Meeting of Shareholders (the “Annual Meeting”), we urge you to vote and submit your proxy, prior to the Annual Meeting, by mail, telephone, or through the internet as promptly as possible. If you are submitting your proxy by mail, you should complete, sign, and date your proxy card, and return it in the envelope provided. If you plan to vote by telephone or through the internet, voting instructions are printed on your proxy card and/or proxy notice. If you hold your shares through an account with a brokerage firm, bank, or other nominee, please follow the instructions you receive from them to vote your shares.

More Information is available

If you have any questions about the proxy voting process, please contact the broker, bank or other financial institution where you hold your shares. The Securities and Exchange Commission (the “SEC”) also has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a shareholder. Additionally, you may contact our Investor Relations Department at (509) 495-4203.

Technical Issues

Contact (844) 986-0822 or (303) 562-9302 (International) for any technical difficulties or trouble accessing the virtual meeting, or if you are unable to locate your 16-digit control number.

Questions

During the meeting, questions can only be submitted in the question box provided at: www.virtualshareholdermeeting.com/AVA2021.

Replays

A replay of the Annual Meeting will be posted as soon as practical at: https://investor.avistacorp.com along with answers to shareholder questions pertinent to meeting matters that are received before and during the Annual Meeting that cannot be answered due to time constraints.

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:

VIA THE INTERNET Go to the website address shown on your proxy card and vote via the internet	BY MAIL Mark, sign, date and return the enclosed proxy card in the postage-paid envelope

BY TELEPHONE Use the toll-free number shown on your proxy card	VIRTUAL LIVE WEBCAST www.virtualshareholdermeeting.com/AVA2021 Online access begins at 7:45 a.m. The meeting begins at 8:15 a.m. All times are Pacific Time.

AVISTA CORPORATION

1411 East Mission Avenue

Spokane, Washington 99202

PROXY STATEMENT

FOR THE ANNUAL MEETING

TO BE HELD ON MAY 11, 2021

ABOUT THE ANNUAL MEETING

As noted in the Notice of Annual Meeting of Shareholders, the Annual Meeting will be held “virtually,” solely by live webcast.

Why am I receiving these materials and who is soliciting my vote?

The Board is soliciting your vote in connection with the Annual Meeting or at any adjournment or postponement thereof. The Company intends to mail this Proxy Statement and accompanying proxy card to shareholders on or about March 31, 2021.

What is the purpose of the meeting?

The meeting will be the Company’s regular Annual Meeting. You will be voting on the following matters at the Annual Meeting:

(1)	Election of eleven directors.

(2)	Ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for 2021.

(3)	Advisory (non-binding) vote on executive compensation.

(4)	Transaction of other business that may come before the meeting or any adjournment or postponement thereof.

How does the Board recommend I vote?

The Board recommends a vote:

Proposal 1:   For the election of eleven directors.

Proposal 2:   For ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for 2021.

Proposal 3:   For the advisory (non-binding) vote on executive compensation.

Who is entitled to vote at the Annual Meeting?

The Company’s common stock is the only class of securities with general voting rights. The Board has set March 10, 2021, as the record date for the Annual Meeting (the “Record Date”). Only shareholders who own common stock at the close of business on the Record Date may attend and vote at the Annual Meeting.

What are the voting rights of holders of common stock?

Each share of common stock is entitled to one vote. There is no cumulative voting. At the close of business on the Record Date, 69,312,807 shares of common stock were outstanding and entitled to vote.

How many shares must be present to hold the Annual Meeting?

Under Washington law, action may be taken on matters submitted to shareholders only if a quorum is present. The presence at the virtual meeting of holders of a majority of the shares of common stock outstanding as of the Record Date or their proxies will constitute a quorum. Shares represented by proxy are deemed present for quorum purposes even if abstention is instructed or if no instructions are given. Subject to certain statutory exceptions, once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting.

Avista	1

ABOUT THE ANNUAL MEETING

How do I vote shares registered in my name?

If you hold shares that were registered in your name on the Record Date, then you, as the registered holder of those shares, may vote those shares:

Before the Annual Meeting:

•	By completing, dating and signing your proxy card and returning it to the Company by mail in the envelope provided; or

•	By telephone or through the internet, following the instructions on your proxy card.

During the Annual Meeting:

•	By following the instructions on the website for the meeting—be sure to have your 16-digit control number available.

How do I vote shares held through a broker, bank or other nominee?

If you are the beneficial owner of shares held through a broker, bank or other nominee, then you are not a record holder of these shares and may vote them only by instructing the registered holder how to vote them.

You should follow the voting instructions given to you by the broker, bank or other nominee that holds your shares. Generally, you will be able to give your voting instructions by mail, by telephone or through the internet.

The Company’s common stock is listed on the NYSE. Under NYSE rules, brokerage firms, banks and other nominees that are members of the NYSE generally have the authority to vote shares when their customers do not give voting instructions. However, NYSE rules prohibit member organizations from voting on certain types of matters without specific instructions from the beneficial owners—if a beneficial owner does not give instructions on such a matter, the member organization cannot vote on that matter. This is called a “broker non-vote.” Matters on which NYSE member organizations may not vote without instructions include the election of directors, matters relating to executive compensation and matters relating to certain corporate governance issues. For Avista, this means that NYSE member organizations may not vote on Proposals 1 and 3 unless you have given instructions on how to vote. Please be sure to give specific voting instructions to any broker, bank, or other financial institution that holds your shares so that your shares can be voted.

How do I vote shares held through an employee plan?

If you are the beneficial owner of shares through participation in the Company’s 401(k) plan, then you are not the record holder of these shares and may vote them only by instructing the plan trustee or agent how to vote them.

You should follow the voting instructions given to you by the trustee or agent for the 401(k) plan. Generally, you will be able to give your voting instructions by mail, by telephone or through the internet.

How can I revoke my proxy or change my vote after returning my proxy card or giving voting instructions?

If you were a registered holder as of the Record Date and returned a proxy card, you may revoke your proxy or change your vote at any time before it is exercised at the Annual Meeting by giving written notice to the Corporate Secretary of the Company. You may also change your vote by timely delivering a later-dated proxy or a later-dated vote by telephone or through the internet.

If you were not a registered holder as of the Record Date and wish to change or revoke your voting instructions, you should follow the instructions given to you by your broker, bank or other financial institution that holds your shares.

How many votes are required to elect directors and approve the other proposals?

Proposal 1—for the election of directors, a nominee will be elected if the number of votes cast “for” exceeds the number of votes cast “against.” Brokers may not vote on this proposal without instructions from the beneficial owner. Abstentions or broker non-votes with respect to any shares will have no effect on the election of a nominee since those shares will not be voted either “for” or “against” that nominee. Likewise, if you are the registered holder (and not a broker) of the shares and sign but give no instructions on the proxy card with respect to a nominee, the shares represented by that proxy card will not be

2	Avista

voted either “for” or “against” that nominee and will have no effect on his or her election. Shareholders may not cumulate votes in the election of directors. If an incumbent director does not receive a majority of votes cast with respect to his/her re-election in an uncontested election, he/she would continue to serve a term that would terminate on the date that is the earliest of: (i) the date of the commencement of the term of a new director selected by the Board to fill the office held by such director, (ii) the effective date of the resignation of such director, or (iii) December 31, 2021.

Proposal 2—the proposal for ratifying the appointment of the firm of Deloitte as the independent registered public accounting firm of the Company for 2021, will be approved if the number of votes cast “for” exceeds the number of votes cast “against.” Brokers may vote on this proposal without instructions from the beneficial owner. Abstentions with respect to any shares will have no impact on the outcome of this proposal since those shares will not be voted at all. If you are the registered holder of the shares and sign but give no instructions on the proxy card with respect to this proposal, the shares represented by that proxy card will be voted for this proposal.

Proposal 3—the advisory (non-binding) vote on executive compensation will be approved if the number of votes cast “for” exceeds the number of votes cast “against.” Brokers may not vote on this proposal without instructions from the beneficial owner. Abstentions and broker non-votes with respect to any shares will have no impact on this Proposal since those shares will not be voted at all. If you are the registered holder (and not a broker) of the shares and sign but give no instructions on the proxy card with respect to this proposal, the shares represented by that proxy card will be voted for this proposal.

Who pays for the proxy solicitation and how will the Company solicit votes?

The expense of soliciting proxies will be borne by the Company. Proxies will be solicited by the Company primarily by mail, but may also be solicited personally and by telephone at nominal expense to the Company by directors, officers, and regular employees of the Company. In addition, the Company has engaged D.F. King & Co., Inc. at a cost of $7,000 plus out-of-pocket expenses, to solicit proxies in the same manner. The Company will also request banks, brokerage houses, custodians, nominees, and other record holders of the Company’s common stock to forward copies of the proxy soliciting material and the Company’s 2020 Annual Report to the beneficial owners of such stock, and the Company will reimburse such record holders for their expenses in connection therewith.

Who can I contact if I have questions or need assistance in voting my shares?

If you have any questions about the proxy voting process, please contact the broker, bank or other financial institution where you hold your shares. You may also contact our Investor Relations Department at (509) 495-4203. Additionally, the SEC has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a shareholder.

Avista	3

PROXY SUMMARY

GOVERNANCE HIGHLIGHTS—2020

Our Company is committed to maintaining the highest standards of corporate governance. Strong corporate governance practices help us achieve our performance goals and maintain the trust and confidence of our investors, employees, customers, regulatory agencies and other stakeholders. Our corporate governance practices are described in more detail starting on page 16 and in our Governance Guidelines, which can be found in the Investor Relations section of our website at https://investor.avistacorp.com.

Director Independence

•  Nine of the Company’s eleven director nominees are independent.

•  The Chairman of the Board (“Chairman”) and the President/Chief Executive Officer (“CEO”) are the only non-independent directors.

•  During 2020, the Board committees (except the Executive Committee and the Finance Committee) were composed exclusively of independent directors.

•  The average tenure of our directors is 11 years and their average age is 60.

•  The Board is committed to board refreshment. Our Board has added four new members in the past five years, three of whom are independent.

Board Leadership

•  The Company has an independent Lead Director, selected by the Board.

•  The Lead Director serves as liaison between management and the other non-management directors. The Lead Director’s specific duties are set forth starting on page 16.

•  The positions of Chairman and CEO are separated.

Independent Director Executive Sessions	• The independent directors regularly meet in executive sessions without management. • The Lead Director presides at executive sessions.

Board Oversight of Risk Management

•  The Board and its committees consider enterprise risk in connection with all Company operations including, but not limited to, regulatory, operating, compliance, energy commodity risks, external mandates, wildfire resiliency, financial, technological and strategic threats.

•  The Board reviews Avista’s systematic approach to identifying, assessing and managing risks faced by the Company.

Stock Ownership Requirements

•  Independent directors are expected to achieve a minimum investment of five times the minimum equity portion of their retainer in Company common stock within five years of becoming Board members and are expected to retain at least that level of investment during their tenure on the Board.

•  The stock ownership policy for the Company’s executive officers requires executive officers to own shares based on their position and salary:

•  Chief Executive Officer—5 times salary

•  Executive Vice President and Senior Vice Presidents—2.5 times salary

•  Vice Presidents—1 times salary

•  Directors and officers are prohibited from engaging in short-sales, pledging, or hedging the economic interest in their Company shares.

4	Avista

GOVERNANCE HIGHLIGHTS—2020

Board Practices

•  The Board regularly assesses its performance through Board, committee and individual director evaluations.

•  Continuing director education is provided through attendance at outside programs as well as during regular Board and committee meetings.

•  Directors may not stand for election after age 72.

•  The Governance and Corporate Responsibility Committee (“Governance Committee”) leads the full Board in considering Board competencies and refreshment in light of Company strategy.

•  The Board has adopted a policy that provides that the Board will include candidates with a diversity of ethnicity and gender in the pool for possible Board members.

Accountability	• The Board proactively adopted Proxy Access for director nominees. • All directors stand for election annually. • In uncontested elections, directors must be elected by a majority of votes cast.

Environmental, Social and Governance (“ESG”): Building Trust and Accountability

The Company understands that its commitment to sustainability, stewardship and corporate citizenship is important, not only to our shareholders, but to our communities and other constituencies. For over 130 years, these commitments have guided us in what we do. We have long been committed to conducting our business in ways that are principled, transparent and accountable, and we recognize the importance of ESG disclosure as a means of making our commitments more transparent. For these reasons, the Board’s Governance Committee has caused the Company to pursue an initiative for enhanced ESG disclosure that is grounded in the Company’s commitments to the environment, its employees, its customers and the communities we serve, as well as ethical governance. Information about the Company’s commitments is available on our website at https://investor.avistacorp.com/corporate-responsibility/our-commitment. Material on our website, including information regarding our corporate responsibility commitments and related ESG reports and metrics, is not part of nor intended to be incorporated into this Proxy Statement.

Avista	5

COMPENSATION HIGHLIGHTS—2020

In 2020, the Compensation and Organization Committee (“Compensation Committee”) established performance goals for the Company based on input from the CEO and aligned the short-term and long-term incentive plans with those goals. Our incentive arrangements allow us to focus on maintaining an attractive financial profile while creating long-term value for shareholders and customers.

As summarized below, the compensation earned by our Named Executive Officers (“NEOs”) in 2020 reflects our corporate performance for the fiscal year.

•  The Compensation Committee approved base salary adjustments ranging from 2.0% to 12.2% for our NEOs based on market comparisons, its assessment of individual performance and other factors as discussed in more detail below in the Compensation Discussion and Analysis, beginning on page 29.

•  Our 2020, Consolidated Earnings Per Share performance and our Cost Per Customer metric were below threshold resulting in a 0% payout for both metrics. The other metrics performed above target resulting in a total annual cash incentive payment of 25% of target, which was 25% of base salary for our CEO and averaged 15% of base salary for our other NEOs.

•  In early 2021, our NEOs received a payout for one-third of their restricted stock units (“RSUs”) granted in each of 2018, 2019 and 2020, along with the associated dividend equivalents. These RSUs are time-based, and one-third vest each year over a three-year period.

•  Consistent with our pay for performance philosophy, performance shares related to Total Shareholder Return (“TSR”) awarded for the 2018-2020 period, along with associated dividends, were forfeited with no payout because our relative TSR for the period was below threshold performance requirements.

•  Our Cumulative Earnings Per Share (“CEPS”) exceeded our three-year CEPS target, which resulted in payment of 179% of the performance shares related to CEPS granted in 2018 for the 2018-2020 performance period and the related dividend equivalents.

•  Our CEO’s pay is 24 times higher than our median employee’s pay.

6	Avista

PROPOSAL 1—ELECTION OF DIRECTORS

What are you voting on?	Shareholders are being asked to elect director nominees for a one-year term. This section includes information about the Board of Directors and each director nominee.

Voting Recommendation:

The Board of Directors unanimously recommends a vote FOR each of the nominees for director and urges beneficial owners, if they are not the record holders, to instruct their brokers or other nominees to vote for each director.

Information With Respect to Director Nominees

The Board is elected by the shareholders to oversee their interests in the long-term overall success of the Company’s business and its financial strength. Our directors have diverse backgrounds and experience and represent a broad spectrum of viewpoints.

The Board has a robust and effective director nomination and evaluation process. The Board has delegated to the Governance Committee the responsibility for reviewing and recommending to the Board nominees for director. The Governance Committee annually reviews with the Board the composition of the Board as a whole and recommends, if necessary, steps to be taken so that the Board reflects the appropriate balance of knowledge, experience, competencies and expertise, all in the context of an assessment of the needs of the Board and the Company at the time. In evaluating a director candidate, the Governance Committee considers the knowledge, experience, integrity, business acumen and judgment of that candidate; the potential contribution of that candidate to the diversity of backgrounds, experience and competencies that the Board desires to have represented; willingness of that candidate to consider strategic proposals; and any other criteria established by the Board, as well as any core competencies or technical expertise necessary to staff the Board Committees.

For longer-serving directors, the Governance Committee also considers the tenure of a director and whether the duration of service impairs such director’s independence from management, as demonstrated by the director’s relationship with management and the director’s participation in Board and committee deliberations. Directors must be able to commit the requisite time for preparation and attendance at regularly scheduled Board and committee meetings, as well as be able to participate in other matters necessary to ensure that good corporate governance is practiced.

The Board is committed to actively seek out highly qualified women and minority candidates and to include such individuals in each Board candidate pool. The Board considers diversity of experience, skills, background, and viewpoint, as well as diversity in race, gender and culture when considering individual candidates.

The Board considers the appropriate size of the Board and the needs of the Company with respect to the particular talents and experience of its directors. In evaluating individual director candidates, the Board takes into consideration the criteria set forth in the Company’s Corporate Governance Guidelines (available on the Company’s website at https://investor.avistacorp.com/corporate-governance/guidelines), including, but not limited to:

•	The qualifications, knowledge, competencies, abilities and executive leadership experience of nominees, as well as work experience at the executive leadership level in his/her field of expertise;

•	Familiarity with the energy/utility industry;

•	Recognition by other leaders as a person of integrity and outstanding professional competence with a proven record of accomplishments;

•	Experience in a regulatory arena;

•	Knowledge of the business of, and/or facilities for, the generation, purchase, transmission and/or distribution of electric energy and/or the purchase, storage and/or distribution of natural gas;

•	Attributes that would enhance the diversity and perspective of the Board; and

•	Knowledge of the customers, community and employee base.

Avista	7

PROPOSAL 1—ELECTION OF DIRECTORS

The Board believes that it must continue to refresh itself. During the last five years, the Board has added four new members, three of whom are independent, as a result of retirements and departures due to professional and personal commitments. The Board consists of directors with a range of experience at policy-making levels in business, government and other areas that are relevant to the Company’s activities. The average tenure of the current director nominees is 11 years and the average age is 60.

The Governance Committee identifies nominees by first evaluating the current members of the Board. Current members of the Board with competencies and experience that are relevant to the Company’s business strategies and who are willing to continue in service are considered for re-nomination. If any member of the Board did not wish to continue in service, or if the Governance Committee decided not to nominate a member for re-election, the Committee then would identify the desired qualifications, competencies, expertise, diversity, abilities and experience of a new nominee in light of the criteria set forth above. Current members of the Board are polled for recommendations of individuals meeting the criteria described above. The Governance Committee may also consider candidates recommended by management, employees or others. The Governance Committee may, at its discretion, engage executive search firms to identify qualified and diverse individuals.

Shareholder Recommendations and Nominations of Director Candidates; Proxy Access

The Governance Committee will consider written recommendations for candidates for the Board that are made by shareholders. Recommendations must include detailed biographical material indicating the qualifications of the candidate for the Board and must include a written statement from the candidate of willingness and availability to serve. The Governance Committee will consider any candidate recommended in good faith by a shareholder. The Governance Committee will evaluate director nominees in the same manner as other candidates are evaluated; as discussed above.

While candidates for director are usually nominated by the Board (after consideration and recommendation by the Governance Committee, as discussed above), shareholders may directly nominate candidates for election as directors. In order to do so, shareholders must follow the procedures set forth in the Company’s Bylaws (“Bylaws”), referred to under “2022 Annual Meeting Information,” on page 63. The Chair of the meeting may refuse to acknowledge any nomination not made in compliance with the Bylaws.

In addition, subject to the satisfaction of additional requirements and conditions, and to the exceptions and limitations set forth in the Bylaws, each registered shareholder (or group of not more than 20 shareholders) who has owned at least 3% of the Company’s outstanding shares of common stock for at least three years, may designate one nominee for election as a director of the Company for inclusion in management’s proxy soliciting materials for each Annual Meeting of Shareholders; provided, however, that management is not required to include a number of such designees greater than 20% of the total number of members of the Board of Directors; and provided, further, that the designating shareholder(s) and the designated nominee(s) shall also meet the eligibility and other requirements set forth in the Bylaws.

Nominees

Eleven directors are to be elected to hold office for a one-year term, and until a qualified successor is elected. Marc F. Racicot will be retiring from the Board at the Annual Meeting due to his having reached the retirement age specified in the Bylaws. The Company’s Restated Articles of Incorporation and Bylaws provide for up to 11 directors, as specified from time to time by the Board. The Board has fixed the number of directors at 11.

Upon recommendation from the Governance Committee, the Board has nominated Kristianne Blake, Donald C. Burke, Rebecca A. Klein, Scott H. Maw, Scott L. Morris, Jeffry L. Philipps, Heidi B. Stanley, R. John Taylor, Dennis P. Vermillion and Janet D. Widmann to be re-elected as directors for a one-year term to expire at the Annual Meeting in 2022 and until their successors shall have been elected. Also, upon recommendation of the Governance Committee, the Board has nominated Sena M. Kwawu to stand for election at the Annual Meeting for a one-year term expiring in 2022. The nominees have consented to serve as directors, and the Board has no reason to believe that any nominee will be unable to serve. If a nominee should become unavailable, your shares will be voted for a Board-approved substitute. The Board has concluded that all nominees with the exception of Messrs. Morris and Vermillion, are independent and that all nominees satisfy the various criteria for nomination as directors.

Included in each nominee’s biography is an assessment of the specific qualifications, competencies, attributes and experience of such nominee based on the qualifications described above.

8	Avista

PROPOSAL 1—ELECTION OF DIRECTORS

All director nominees exhibit:

High Integrity	A Commitment to Sustainability

Knowledge of Corporate Governance Requirements and Practices	A Commitment to the Long-Term Interests of our Shareholders

Leadership Experience	Strong Business Judgment

A Proven Record of Success	Innovative Thinking

Our director nominees bring a balance of relevant skills to the boardroom, as well as an effective mix of diversity and experience. The following graph sets out a summary of the director nominees’ core competencies:

Avista	9

PROPOSAL 1—ELECTION OF DIRECTORS

KRISTIANNE BLAKE Director since 2000 Audit Committee Governance Committee – Chair Executive Committee Lead Director	Ms. Blake, age 67, has been president of the accounting firm of Kristianne Gates Blake, P.S., since 1987. Ms. Blake has an extensive background in public accounting. She was a Certified Public Accountant for 30 years and she worked for 12 years for an international accounting firm. She has served for 24 years on various boards of public companies and registered investment companies including service as a board chair, audit committee chair and governance committee member. Ms. Blake is currently serving as audit committee chair for the Russell Investment Company and the Russell Investment Funds. She previously served on the boards of the Principal Funds, Inc., the Principal Variable Contracts Funds, Inc., and Laird Norton Wealth Management. Ms. Blake served for 12 years as a Regent at the University of Washington. She has extensive involvement in the Spokane community, having served on many nonprofit and economic development boards. Ms. Blake serves as the Lead Director of the Board.

DONALD C. BURKE Director since 2011 Audit Committee – Chair Governance Committee	Mr. Burke, age 60, currently serves as an independent director for the Virtus mutual fund complex and the Duff & Phelps closed-end funds complex. Prior to these roles, Mr. Burke served as an independent trustee for the Goldman Sachs mutual fund complex. In addition, from 2006 to 2010, Mr. Burke served as a trustee for numerous global funds that were advised by BlackRock, Inc. From 2006 to 2009, he was a managing director of BlackRock and served as the president and CEO of the BlackRock U.S. mutual funds. In this role, Mr. Burke was responsible for the accounting, tax and regulatory reporting requirements for over 300 open and closed-end mutual funds. Mr. Burke joined BlackRock in connection with the merger with Merrill Lynch Investment Managers (“MLIM”), taking a lead role in the integration of the two firms’ operating infrastructures. While at MLIM, Mr. Burke was the Head of Global Operations and Client Services and also served as the Treasurer and Chief Financial Officer (“CFO”) of the MLIM mutual funds. He started his career with Deloitte & Touche LLP (formerly Deloitte Haskins & Sells). Mr. Burke is a certified public accountant and received a Bachelor of Science degree in Accounting and Economics from the University of Delaware and a Master of Business Administration in Taxation from Pace University. Mr. Burke has held a number of leadership roles throughout his career including leading a global operations organization with employees located across four continents. He brings significant financial experience to the board from his years in public accounting and his role as the treasurer and CFO of numerous mutual funds. Mr. Burke is the designated Audit Committee Financial Expert of the Board. He has extensive board experience, having served on the audit, compliance, governance & nominating, and contract review committees of various boards. He has also served on a number of nonprofit boards.

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PROPOSAL 1—ELECTION OF DIRECTORS

Ms. Klein, age 55, is Principal of Klein Energy, LLC, an energy consulting company based in Austin, Texas. Over the last 25 years she has worked in Washington, DC and in Texas in the energy, telecommunications and national security arenas. Ms. Klein’s professional experience also includes service with KPMG Consulting (now Deloitte) where she headed the development of the company’s Office of Government Affairs and Industry Relations in Washington, DC. She also served as a Senior Fellow with Georgetown University’s McDonough School of Business. She has served as chair of the board of the Lower Colorado River Authority, a public power utility owning generation, transmission and water services across the central Texas area. In addition, she sits on the boards of GroupNIRE, a company focused on developing energy resources from early stage technologies to commercial deployment, and Aiqueous, a water software company. She is also the Founder and a director of the Texas Energy Poverty Research Institute. Ms. Klein earned a Juris Doctor from St. Mary’s University School of Law in San Antonio, Texas. She also holds a Master of Arts in National Security Studies from Georgetown University and a Bachelor of Arts in Human Biology from Stanford University. She is a member of the State Bar of Texas. She has served as a commissioner and chair of the Texas Public Utilities Commission. She is also a retired Lieutenant Colonel of the Air Force Reserve. Her areas of legal expertise include energy and telecommunications.	REBECCA A. KLEIN Director since 2010 Compensation Committee Environmental Committee – Chair

Mr. Kwawu, age 52 has been senior vice president of operations of Frontdoor, Inc. a home services company, with a broad range of services, from flexible home service plans to on-demand solutions since January 2020. He leads service operations and contractor relations for the company’s network of 17,000 prequalified contractor firms and 60,000 technicians. He is responsible for designing processes and systems to scale operations and create the operating infrastructure to support digital technology ventures that deliver enhanced customer experience and business growth. Mr. Kwawu is an operational and finance leader with more than 25 years of multifunctional experience in high growth and mature public companies across multiple industries. Prior to joining Frontdoor, Mr. Kwawu was with Starbucks, where he served as senior vice president of finance and business operations, leading data management, call centers (internal and external) and the shared services organization. He joined Starbucks as the senior vice president, global supply chain finance. His career also includes global leadership roles with State Street Corporation, Genworth Financial and General Electric Company. He currently serves as a board member and vice chair of the non-profit VillageReach, and he is the treasurer and a board member of The Executive Leadership Council. He holds a bachelor’s degree in business administration from George Washington University and an M.B.A. from University of Michigan. He also holds a patent for a system and method for pool risk assessment for life insurance.	SENA M. KWAWU Director Nominee

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PROPOSAL 1—ELECTION OF DIRECTORS

SCOTT H. MAW Director since 2016 Compensation Committee Finance Committee	Mr. Maw, age 53, served as executive vice president and CFO of Starbucks Coffee Company (“Starbucks”) from February 2014 until his retirement in November 2018. He was responsible for that company’s Global Finance organization. Prior to that, he served as senior vice president of Corporate Finance of Starbucks where he was responsible for corporate finance, including accounting, tax and treasury. Mr. Maw also had oversight of all financial and securities-related regulatory filings. He joined Starbucks as global controller in 2011. Prior to joining Starbucks, Mr. Maw served as CFO of SeaBright Insurance Company from 2010 to 2011. From 2008 to February 2010 he served as CFO of the Consumer Banking division of JPMorgan Chase & Co., having held a similar position at Washington Mutual Bank (“WaMu”). He was responsible for all finance and accounting functions for the retail branch networks of those banks. From 1994 to 2003, he served in various finance leadership positions at General Electric Company, including serving as CFO of GE Insurance Holdings, Inc. in London. Mr. Maw graduated from Gonzaga University with a B.A. in Accounting. He currently serves on the Board of Trustees for Gonzaga University and is a board member of Chipotle Mexican Grill, Inc., Root, Inc., an insurance company and Alcon, Inc., a Swiss medical company specializing in eye care products. He also serves as audit committee chair for both Alcon and Chipotle.

SCOTT L. MORRIS Director since 2007 Chairman of the Board Finance Committee Executive Committee – Chair	Mr. Morris, age 63, has been Chairman of the Company since January 2008. From January 2008 to October 1, 2019, he also served as the Company’s CEO. From January 2008 to January 2018 he served as the Company’s President. From May 2006 to December 2007, he served as the Company’s President and Chief Operating Officer (“COO”). Mr. Morris was hired by the Company in 1981 and his experience includes management positions in construction and customer service and general manager of the Company’s Oregon utility business. He was elected as a vice president in November 2000 and in February 2002 he was elected as a senior vice president. He is a graduate of Gonzaga University and received his master’s degree from Gonzaga University in organizational leadership. He also attended the Stanford Business School Financial Management Program and the Kidder Peabody School of Financial Management. Mr. Morris serves on the boards of McKinstry Co. and California Water Service. He is also on the Board of Trustees of Gonzaga University. He has served on a number of Spokane nonprofit and economic development Boards. Mr. Morris has extensive utility experience having spent his entire career in the industry. He brings to the Board a deep knowledge and understanding of the Company and its subsidiaries, having served in a number of management capacities throughout the Company, including president of Utility Operations, managing the Company’s Oregon gas operations, customer service, and construction areas and CEO of the Company’s subsidiary, Ecova. He has experience leading a number of economic development and business association boards.

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PROPOSAL 1—ELECTION OF DIRECTORS

Mr. Philipps, age 65, has been President and CEO of Rosauers Supermarkets, Inc. since July 2000. He served as Chair of the Washington Food Industry Association in 2012, Chair of the 2012 campaign for United Way of Spokane County, Board Chair of Greater Spokane Incorporated (GSI) from 2012-13, and Council President of the Inland NW Council for the Boy Scouts of America from 2015-2017. He is currently involved with a number of local community and non-profit organizations including the Providence Community Ministry Board, the Inland NW Council of the Boy Scouts of America, American Heart Association, Food Circle Group, Washington Food Industry Association, and Greater Spokane Incorporated where he chairs Life Sciences Spokane, an initiative to develop and support a life and bio-sciences economy in Spokane. He serves on community advisory boards of the UW-GU Regional Health Partnership, Eastern Washington University College of Health Sciences and WSU’s Elson S. Floyd College of Medicine. He is a two-time nominee for the Public Library Foundation Citizen Hall of Fame, and was named “Retailer of the Year” twice by the Washington Food Industry Association. Mr. Philipps is a graduate of Carroll College in Helena, Montana where he earned BA degrees in Business, Economics and Accounting.	JEFFRY L. PHILIPPS Director since 2019 Environmental Committee Finance Committee

Ms. Stanley, age 64, is co-owner and chair of Empire Bolt & Screw, Inc., a privately-held international distribution company headquartered in Spokane, Washington. Prior to this, Ms. Stanley had 24 years of experience in the banking industry. She served as CEO and chair of Sterling Savings Bank from January 2009 to October 2009. From January 2008 to December 2008, she served as director, vice chair, president & CEO. From October 2003 to December 2007, she served as director, vice chair and COO. Prior to this, she held a variety of leadership positions with increasingly higher levels of managerial responsibility. Prior to joining Sterling in 1985, Ms. Stanley worked for IBM in San Francisco, California and Tucson, Arizona. Ms. Stanley’s varied business experiences have provided a diverse business perspective on risk analysis, operations, policy development, mergers and acquisitions, board governance and capital markets. Since June 2016, Ms. Stanley has served as a director of Forterra, Inc., a for-profit wholly-owned subsidiary of the Association of Washington Business. She served on many industry and business boards and has been active in the Spokane region and with many statewide organizations. Her community leadership extends beyond the business community and includes board involvement with numerous charitable, educational and cultural organizations. Ms. Stanley is the founding chair of Greater Spokane Incorporated, former chair of the Association of Washington Business, former chair of the Spokane area YMCA, and former board member of the Spokane Symphony. She currently serves on the board of the Washington Policy Center. Ms. Stanley graduated from Washington State University with a Bachelor of Arts degree in Business Administration.	HEIDI B. STANLEY Director since 2006 Audit Committee Environmental Committee Executive Committee

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PROPOSAL 1—ELECTION OF DIRECTORS

R. JOHN TAYLOR Director since 1985 Compensation Committee – Chair Governance Committee Executive Committee	Mr. Taylor, age 71, is the Chair and CEO of the Green Leaf Alliance (the “Alliance”). The Alliance was formed to consolidate and reinsure various types of crop insurance in the western and mid-western United States. Mr. Taylor has over 30 years of experience in multi-state insurance operations in the agriculture sector. Mr. Taylor holds similar positions with affiliated companies. In addition, he is a director of Pacific Empire Radio Corporation of Lewiston, Idaho, a ten station Northwest radio group. Mr. Taylor is an attorney and has been a member of the Idaho State Bar since 1976. He has extensive experience as a CEO, President and COO of several multi-state insurance operations. Mr. Taylor has been an active member of the Lewiston, Idaho community serving in a number of capacities for community and statewide organizations. He is a former member of the Lewiston City Council and has served as a director or board member of several civic, political, and nonprofit entities for local and state organizations. He was a member of the Endowment Fund Investment Board of the state of Idaho from 1994 to 2012. He currently serves on the Board of Directors of the Idaho Heritage Trust, a statewide organization dedicated to the preservation of historical properties and sites. He has held several local and statewide elected positions in the Idaho Republican Party, including service as State Treasurer.

DENNIS P. VERMILLION Director since 2018 President and CEO Executive Committee	Mr. Vermillion, age 59, has been president of Avista since January 1, 2018 and CEO since October 1, 2019. Prior to that, he served as senior vice president of Avista and president of the Avista Utilities division from 2009 to 2018. He also serves as chairman of the board for Avista subsidiary Alaska Electric Light and Power Company. Mr. Vermillion joined Avista in 1985 and has held various staff and management positions. His experience covers a broad range of activities, including leadership, energy trading and marketing, risk management, scheduling, resource operations, power/transmission contracting, resource planning and coordination, regulatory issues and production cost modeling. Mr. Vermillion has served as Vice President of Energy Resources of Avista Utilities and prior to that, as President and COO of Avista Energy from February 2001 until its sale in June 2007. He currently serves as a board member of Western Energy Institute (WEI), the American Gas Association (AGA), Edison Electric Institute (EEI), Washington Roundtable and the Avista Foundation. Mr. Vermillion is a past chairman of WEI, formerly served on the Board of the Spokane County United Way and is a past chairman of the Spokane County campaign. He is a graduate of Washington State University with a Bachelor of Science degree in Electrical Engineering.

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PROPOSAL 1—ELECTION OF DIRECTORS

Ms. Widmann, age 54, serves as the president and CEO of Kids Care Dental, a private equity-owned pediatric dental, orthodontic and oral surgery company. She has more than 25 years of executive experience in health care service and technology-enabled health care companies, having previously served as executive vice president of Blue Shield of California, a national health plan based in San Francisco accountable for overall profit and loss responsibility for Blue Shield’s $15 billion in annual revenue and its 3.5 million members. Ms. Widmann began her career at Health Net, eventually serving as the COO of its dental and vision subsidiaries. Ms. Widmann was appointed to the California Health Professions Education Foundation and previously served on the Board of the Bay Area Business Council. Ms. Widmann has been consistently named one of the “Most Influential Women in the Bay Area” by the San Francisco Business Journal. She is an active member of The Committee of 200, McKinsey & Company, Bay Area Women’s Executive Roundtable, and the International Women’s Forum. Ms. Widmann holds a Bachelor of Science degree in Health Administration from California State University, Northridge and a Master of Health Administration degree from the University of Southern California.	JANET D. WIDMANN Director since 2014 Finance Committee – Chair Governance Committee

The Board recommends a vote “FOR” all director nominees.

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CORPORATE GOVERNANCE MATTERS

Corporate Governance Principles

The Board is responsible for directing the management of the business and affairs of the Company. As such, the Board gives the Company’s executive officers strategic direction and oversees their operation of the Company’s business and their conduct of its affairs, with a view to serving the best interests of the Company and its shareholders and other stakeholders.

The Board has adopted Governance Guidelines to address matters including qualification of directors, standards of independence for directors, election of directors, responsibilities and expectations of directors, and evaluation of director and committee performance. The Governance Guidelines are reviewed annually and updated as necessary. The Governance Guidelines, along with the Bylaws, Board Committee Charters, and the Code of Conduct, provide the framework for the governance of the Company.

Board Leadership Structure

The Board does not have a policy as to whether the role of CEO should be separate from that of the Chairman, nor, if the roles are separate, whether the Chairman should be selected from the independent directors. The Board selects the Chairman in a manner that it determines to be in the best interests of the Company and its shareholders. This flexibility has allowed the Board to determine whether the role should be separated based on the individuals and the circumstances existing at that time. The Board believes that the Company has been well served by this leadership structure.

Annually, the Board examines its governance practices, including the separation of the positions of the Chairman and the CEO and the independence of the Chairman. The Board believes that it needs to retain the ability to balance the independent Board structure with the flexibility to appoint as Chairman someone with hands-on knowledge of and experience in the operations of the Company. Currently, the roles of Chairman and CEO are separated. Mr. Morris, who retired as CEO, effective October 1, 2019, serves as the Chairman of the Board. The Company is led by Mr. Vermillion, who has served as its President since January 1, 2018 and President and CEO since October 1, 2019.

Duties of the Chairman

The Chairman’s duties include:

•	Chairing all meetings of the Board in a manner that effectively utilizes the Board’s time and which takes full advantage of the skills, expertise and experience that each director has to offer;

•	Working with the Lead Director and CEO to establish schedules and agendas for Board meetings, with input from other directors and management;

•	Together with the Lead Director, recommending an agenda to the Board for its approval for each shareholder meeting;

•	Providing input to the Chair of the Governance Committee on new Board member candidates and the selection of the Board committee members;

•	Facilitating and encouraging constructive and useful communication between the Board and management;

•	Providing leadership to the Board in the establishment of positions that the Board may take on issues to come before shareholder meetings;

•	Presiding at all shareholder meetings; and

•

With input from the CEO, ensuring that the Board is provided with full information on the condition of the Company, its businesses, the risks facing the Company and the environment in which it operates.

Lead Director

The Board has also established the position of an independent Lead Director. Ms. Blake was elected on May 11, 2020, to serve as Lead Director for a three-year term. The Lead Director’s duties include:

•	Maintaining an active, positive and collaborative relationship with the Chairman and the CEO;

•	Keeping an open line of communication that provides for dissemination of information to the Board and discussion before actions are finalized;

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CORPORATE GOVERNANCE MATTERS

•	Serving as primary liaison between independent directors, the Chairman and the CEO;

•	Presiding at all meetings at which the Chairman is not present, including executive sessions of the independent directors held at each regularly scheduled Board meeting;

•	Calling meetings of the independent directors when necessary and appropriate; and

•

Working with the Chairman to set meeting schedules and agendas for the Board meetings, including soliciting input from the other independent directors on items for the Board agendas, to ensure that appropriate agenda items are included and that there is adequate time for discussion of these items.

The Lead Director is available for communications and consultation with major shareholders. The Company has a mechanism for shareholders and other interested parties to communicate with the Lead Director and independent directors as a group, or on an individual basis. (See “Communications with Shareholders” on page 20.)

Director Independence

The Board has been, and continues to be, a strong proponent of director independence. It is the policy of the Board that a majority of the directors be independent from management and that the Board not engage in transactions that would conflict with the best interests of the Company’s business.

The Company’s corporate governance structures and practices provide for a strong, independent Board and include several independent oversight mechanisms:

•	All members of the Board are independent except for Messrs. Morris and Vermillion.

•

All members of the Board committees are independent, except for Mr. Morris who chairs the Executive Committee and is a member of the Finance Committee, and Mr. Vermillion who is a member of the Executive Committee.

•	Each Board Committee has a separate independent Chair, except for the Executive Committee.

•	All Board committees may seek legal, financial or other expert advice from sources independent from management.

The Board believes this governance structure and these practices ensure that strong and independent directors will continue to effectively oversee the Company’s management and key issues related to its long-range business plans, long-range strategic decisions, risks and integrity.

Independence determinations are made on an annual basis at the time the Board approves nominees for election at the next Annual Meeting and, if a director joins the Board between Annual Meetings, at such time. To assist in this determination, the Board adopted Categorical Standards for Independence of Directors (the “Categorical Standards”). As a result of this review, the Board has affirmatively determined that the directors nominated for election at the Annual Meeting are independent of the Company and its management, with the exception of Messrs. Morris and Vermillion. Mr. Vermillion is an inside director because of his employment as President and CEO of the Company, and Mr. Morris is not considered independent because he served as the Company’s CEO prior to his retirement from such position and an employee of the Company on March 1, 2020. He is currently serving as Chairman.

Related Party Transactions

The Board recognizes that related party transactions present a heightened risk of conflicts of interest and/or improper valuation of transactions (or the perception thereof) and, therefore, has adopted a Related Party Transaction Policy, which is followed in connection with all related party transactions involving the Company and specified related persons that include directors (including nominees) and executive officers, certain family members and certain shareholders, all as outlined in the applicable rules of the SEC. During its annual review, the Board considered whether there were any transactions or relationships between directors or members of their immediate families (or any entity of which a director or an immediate family member is an executive officer, general partner, or significant equity holder) and members of the Company’s senior management or their affiliates that are inconsistent with a determination that the director is independent.

SEC rules require that the Company disclose any related party transaction in which the amount involved exceeds $120,000 in the last year. The Governance Committee has determined that the Company had no related party transactions that are reportable for 2020.

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CORPORATE GOVERNANCE MATTERS

In making its determination, the Board considered that the Company and its subsidiaries in the ordinary course of business have during the last three years purchased products and services from companies at which some of our directors were officers, board members, or investors during 2020. The Board specifically considered the following relationships, which it determined are immaterial to the director’s independence:

•

Ms. Stanley is co-owner and chair of the board of a company that has for many years, commencing prior to the time Ms. Stanley became a director of the Company, sold, and continues to sell, hardware supplies to the Company in arm’s-length transactions. The amount paid to that company in 2020 was $47,313, which did not exceed the threshold amount in the SEC rules. The amount paid in the prior three years was comparable in amount and did not exceed the threshold amount.

•

Mr. Taylor is a board member of a corporation that owns and operates radio stations in Idaho, Washington and Oregon. In 2020, the Company’s advertising agency purchased radio advertisements on some of those stations in arm’s-length transactions. The amount paid to that company in 2020 was $8,820, which did not exceed the threshold amount in the SEC rules. The amount paid in the prior three years was comparable in amount and did not exceed the threshold amount.

Board Meetings

The Board strongly encourages its members to attend all Board and committee meetings and the Annual Meeting. The Board held four meetings in 2020. The attendance at all Board and committee meetings was 100.0%. All the directors attended the prior year’s Annual Meeting and all directors are planning to attend the upcoming Annual Meeting.

Meetings of Independent Directors

The independent directors meet at each regularly scheduled Board meeting. The Lead Director chairs these sessions. The Lead Director establishes the agenda for each session and also determines which, if any, other individuals, including members of management and independent advisors, should be available for each such meeting.

Board Risk Oversight

The Board plays an active role in the identification of the major risks affecting the Company and the oversight of the Company’s risk management. The Board’s risk oversight process includes receiving reports from members of corporate management on areas of material risk to the Company, including financial, regulatory, energy commodity, operational, compliance, cyber and technology, wildfire resiliency, strategic and external mandate risks. The Board’s oversight is conducted primarily through the committees of the Board as set out below in the description of each committee and as set out in their Charters, but the full Board retains responsibility for general oversight of risks. Management is responsible for the day-to-day management of risks, and the appropriate Company officer reports on risk to the appropriate Board committee or to the full Board. For example, quarterly, the Director of Finance and Risk reports on the Company’s risk analysis and risk management processes to the Audit Committee; quarterly, the Environmental, Technology & Operations Committee (“Environmental Committee”) reviews risks related to the Company’s operations; and, annually, the CFO reports to the entire Board on the Company’s enterprise risk management program and processes. When a committee receives a report from management, the chair of that committee advises the full Board at its next meeting. This enables the Board and its committees to coordinate risk oversight, particularly with respect to the interrelationships among various risks. The Annual Report contains a detailed discussion of the material risks to the Company’s business and the Company’s efforts to manage them.

CEO Succession Plan

Succession plans for our CEO and other officers are an important part of the Company’s long-term success, and the Company has in place a succession-planning process that reflects the Company’s long-term business strategy. The Compensation Committee conducts an annual review of the succession plans for our CEO and other executives of the Company and receives quarterly updates on the plans. Our CEO and the Compensation Committee review those succession plans annually with the full Board. The succession plans reflect the Board’s belief that the Company should regularly identify internal candidates for the CEO and other executive positions and that it should develop those candidates for consideration when a transition is planned or necessary. Accordingly, management has identified internal candidates in various phases of development and has implemented development plans to assure the candidates’ readiness. Those development plans identify the candidates’ strengths and developmental opportunities, and the Compensation Committee receives periodic updates and regularly reviews the candidates’ progress. In addition to internal development pools, to assure selection of the best candidate(s), the Company

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CORPORATE GOVERNANCE MATTERS

may recruit externally if such approach would better suit the Company’s strategic needs. The Compensation Committee believes that the Company’s succession planning process provides a good structure to assure that the Company will have qualified successors for its executive officers.

The Board has adopted a Contingency CEO Succession Plan to outline the procedures for the temporary appointment of an interim CEO to avoid a vacancy in leadership that may occur because of an absence event due to death, illness, disability, or sudden departure of our CEO.

Board and Committee Evaluations

The Board conducts an annual assessment of its performance and effectiveness. The process is coordinated by the Board Chair and the Chair of the Governance Committee and is proctored through written assessments completed by each director. Areas of inquiry include, among other things, the following:

•	Overall Board performance and areas of focus including strategic and business issues, challenges and opportunities;

•	Succession planning;

•	Board Committee structure and composition;

•	Board culture;

•	Board composition;

•	Management performance, including quality of materials, provided to the directors; and

•	Board meeting logistics.

Each Board committee also conducts an annual assessment of its performance and effectiveness through written assessments completed by each committee member. Areas of inquiry include, among other things, the following:

•	The sufficiency of their Charters;

•	Whether committee members possess the right skills and experience or whether additional education or training is required;

•	Whether there are sufficient meetings covering the right topics; and

•	Whether meeting materials are effective.

Individual Director Assessments

Annually, the Board Chair conducts an objective assessment of the quality of each Board member, considering such factors as attendance, participation, engagement with other Board members, and any other factors deemed appropriate. This process includes a discussion between the Board Chair and the Chairs of each Board Committee, as well as individual interviews of each director. The process provides an opportunity for the Board Chair to seek direct input on individual director performance, as well as practical input from each director on what the Board should continue doing, start doing and stop doing. The information gathered through the assessment process is reviewed by the Governance Committee and considered in its recommendation of Board members to stand for election each year.

A summary of all committee assessment results is provided to the Governance Committee and Board for review and discussion.

Director Orientation and Continuing Education

The Governance Committee and management are responsible for director orientation programs. Orientation programs are designed to familiarize new directors with the Company’s business strategies and policies. The Governance Committee is also responsible for director continuing education. Continuing education programs for directors include a combination of internally developed materials and presentations and outside programs presented by third parties. Financial and administrative support is available to directors for attendance at academic or other independent programs.

Director Retirement Policy

Directors may not stand for election after age 72.

Code of Conduct

The Company has adopted a Code of Conduct that applies to members of the Board and our employees, including our CEO (the principal executive officer) and our CFO (the principal financial officer).

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CORPORATE GOVERNANCE MATTERS

Information on Company Website

The Company’s Corporate Governance Guidelines, the Code of Conduct, Categorical Standards for Independence of Directors and the Related Party Transaction Policy are available on the Company’s website at https://investor.avistacorp.com. A written copy of any of these documents will be provided free of charge to any person upon request to the Corporate Secretary’s office at 1411 East Mission Avenue, P.O. Box 3727 (MSC-10), Spokane, Washington 99220.

Communications with Shareholders

Shareholders and other interested parties may send correspondence to our Board or to any individual director to the Corporate Secretary’s office at 1411 East Mission Avenue, P.O. Box 3727 (MSC-10), Spokane, Washington 99220. Concerns about accounting, internal accounting controls or auditing matters should be directed to the Chair of the Audit Committee at the same address. All communications will be forwarded to the person(s) to whom they are addressed, unless it is determined that the communication:

•	Does not relate to the business or affairs of the Company or the functioning or constitution of the Board or any of its committees;

•	Relates to routine or insignificant matters that do not warrant the attention of the Board;

•	Is an advertisement or other commercial solicitation or communication;

•	Is frivolous or offensive; or

•	Is otherwise not appropriate for delivery to directors.

The director or directors who receive any such communication have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made through the Company’s Corporate Secretary or General Counsel and only in accordance with the Company’s policies and procedures and applicable laws and regulations relating to the disclosure of information.

Board Committees

The Board has six standing committees—Audit Committee, Compensation Committee, Governance Committee, Finance Committee, Environmental Committee and Executive Committee. The committees, their membership as of the end of 2020, and their principal responsibilities are described below.

	Audit	Compensation	Governance	Environmental	Finance	Executive
Members	Burke (Chair)	Taylor (Chair)	Blake (Chair)	Klein (Chair)	Widmann (Chair)	Morris (Chair)
	Blake	Klein	Burke	Philipps	Maw	Blake
	Stanley	Maw	Taylor	Racicot	Morris	Stanley
			Widmann	Stanley	Philipps	Taylor
					Racicot	Vermillion
Number of Meetings in 2020	7	5	7	4	5	0

Each committee of the Board has adopted a Charter that has been approved by the Board. The Charters are reviewed on an annual basis and amendments are made as needed. The committee Charters are available on the Company’s website at

https://investor.avistacorp.com. A written copy of our committee Charters will be provided free of charge to any person upon request to the Corporate Secretary’s office at 1411 East Mission Avenue, P.O. Box 3727 (MSC-10), Spokane, Washington 99220.

Audit Committee—Assists the Board in overseeing the integrity of and the risks related to the Company’s financial statements, the Company’s compliance program, the qualifications and independence of the independent registered public accounting firm, and the performance of the Company’s internal audit function and independent registered public accounting firm. The Audit Committee also oversees the Company’s systems of internal controls regarding accounting, financial reporting, disclosure, compliance and ethics that management and the Board have established, including without limitation all internal controls established and maintained pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and

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CORPORATE GOVERNANCE MATTERS

the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The Audit Committee oversees the Company’s risk assessment and risk management processes. Only independent directors sit on the Audit Committee. The Board has determined that Mr. Burke is an “Audit Committee Financial Expert,” as defined in the SEC rules.

Compensation Committee—Considers and approves, as well as oversees the risks associated with, compensation and benefits of executive officers of the Company. The Compensation Committee is also responsible for overseeing the organizational structure of the Company and succession planning for our CEO and executive officers.

For a discussion of the Company’s processes and procedures for the consideration and determination of executive officer compensation (including the role of executive officers and compensation consultants in determining or recommending the amount or form of compensation) see the CD&A starting on page 29.

The Compensation Committee is composed entirely of independent directors, as defined by the rules of the NYSE, and within the Company’s Categorical Standards. In addition, the Compensation Committee is intended to comply with the “non-employee director” requirements of Rule 16b-3 under the Exchange Act, and to the extent still applicable, the “outside director” requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Governance Committee—Advises the Board on corporate governance matters and oversees the risks relating to such matters, including recommending guidelines for the composition and size of the Board and its committees, evaluating Board effectiveness and organizational structure and setting director compensation (see the section on Director Compensation on page 22). The Governance Committee provides strategic oversight of the Company’s programs and practices relating to ESG. The Governance Committee also develops Board membership criteria and reviews potential director candidates. Recommendations for director nominees are presented to the full Board for approval. See Proposal 1—“Election of Directors” on page 7. Only independent directors sit on the Governance Committee.

Environmental Committee—Assists the Board in overseeing risks associated with the Company’s business and operational risks, other than financial risks. This includes regulatory compliance, environmental compliance, energy resources, transmission and distribution operations, employee safety performance, corporate, cyber and physical security, business continuity, brand and marketing, and technology strategy.

Finance Committee—Assists the Board in overseeing that corporate management has in place strategies, budgets, forecasts, and financial plans and programs, including adequate liquidity, to enable the Company to meet its goals and objectives and oversees the associated risks. The Finance Committee’s activities and recommendations include reviewing management’s qualitative and quantitative financial plans and objectives for both the short and long-term; approving strategies with appropriate action plans to help ensure that financial objectives are met; having in place a system to monitor progress toward financial goals, including monitoring commodity price and counterparty credit risk, as well as taking any necessary action; and overseeing and monitoring employee benefit plan investment performance and approving changes in investment policies, managers, and strategies.

Executive Committee—Has and may exercise, when the Board is not in session, all the powers of the Board that may be lawfully delegated, subject to such limitations as may be provided in the Bylaws, by resolutions of the Board, or by law. Generally, such action would only be taken to expedite Board authorization for certain corporate business matters when circumstances do not allow the time, or when it is otherwise not practicable, for the entire Board to meet.

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DIRECTOR COMPENSATION – 2020

The Board regularly reviews director compensation with the assistance of Meridian (the same consultant used for executive compensation) to determine whether it is appropriate and competitive in light of market circumstances and prevailing best practices for corporate governance for the energy/utility industry. Through this review process, the Board targets overall director compensation to the median of the same peer group used to review executive compensation (see page 33 for the peer group.) The elements of director compensation reflect the Board’s view that compensation to the independent directors should consist of an appropriate mix of cash and stock. The cash portion of the retainer is paid quarterly, and the stock portion is paid annually (as soon as practicable following the Annual Meeting). Employee directors are not compensated for their Board service.

Elements of Director Compensation

Pay Element	2020 Compensation

Annual Retainer (cash and stock)	Board Members:	$170,000
	(Directors receive an annual retainer of $170,000, with $90,000 automatically paid in stock. Directors have the option of taking the remaining $80,000 in cash, stock or a combination of both cash and stock.)

Committee Chair Retainers (Cash)	Audit Committee:	$15,000
	Compensation Committee:	$15,000
	Environmental Committee:	$11,250
	Finance Committee:	$11,250
	Governance Committee:	$11,250
	Lead Director:	$25,000
	Non-Executive Chairman:	$100,000

Meeting Fees (Cash)	Board and Committee Meetings	$1,500

Each director is entitled to reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board or its committees and related activities, including third party director education courses and materials. These expenses include travel to and from the meetings, as well as any expenses they incur while attending the meetings.

Director Stock Ownership Policy

The Company has a minimum stock ownership expectation for all Board members. Within five years of becoming a Board member, outside directors are expected to achieve a minimum investment of five times the minimum stock portion of their retainer (currently, five times $90,000 = $450,000), and retain at least that level of investment while a Board member. Shares previously deferred under the former Non-Employee Director Stock Plan count for purposes of determining whether a director has achieved the ownership expectation.

The ownership expectation illustrates the Board’s philosophy of the importance of stock ownership for directors to further strengthen the commonality of interest between the Board and shareholders. The Governance Committee annually reviews director holdings to determine whether they meet ownership expectations. All directors currently comply or are making adequate progress towards compliance based on their years of service completed on the Board.

There were no annual stock option grants or non-stock incentive plan compensation payments to directors for services in 2020 and none are currently contemplated under the current compensation structure. The Company also does not provide a retirement plan or deferred compensation plan to its directors. Listed below is compensation paid to each non-employee director who served during any part of the 2020 fiscal year.

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DIRECTOR COMPENSATION – 2020

Director Compensation Table—2020

	Annual Retainer		All Other Compensation ($)(3)	Total Compensation($)(4)
Director Name	Director Compensation Paid in Cash($)(1)	Director Compensation Paid in Stock($)(1)(2)
Kristianne Blake	$ 141,784	$ 89,966	$4,081	$ 235,831
Donald C. Burke	$ 120,534	$ 89,966		$ 210,500
Rebecca A. Klein	$ 110,784	$ 89,966		$ 200,750
Scott H. Maw	$ 21,027	$169,973		$ 191,000
Scott L. Morris(5)	$ 160,510	$ 74,990		$ 235,500
Jeffry L. Philipps	$ 99,534	$ 89,966		$ 189,500
Marc F. Racicot	$ 99,534	$ 89,966		$ 189,500
Heidi B. Stanley	$ 102,534	$ 89,966		$ 192,500
R. John Taylor	$ 117,533	$ 89,966	$ 8,904	$ 216,403
Janet Widmann	$ 113,784	$ 89,966		$ 203,750

Totals	$1,087,558	$964,691	$12,985	$2,065,234

(1)	Amounts in these columns include cash retainers, stock issuances, Chair retainers, and Board and committee meeting fees.
(2)	Stock is issued in whole shares based on the current market price at the time of issuance. Stock is fully vested upon issuance. All fractional shares are paid in cash.
(3)

Amounts for Ms. Blake and Mr. Taylor include dividends paid on those shares that were deferred prior to December 31, 2004, under the former Non-Employee Director Stock Plan. (Ms. Blake and Mr. Taylor are the only directors who deferred receipt of stock until a later date. Ms. Blake has 2,519 deferred shares and Mr. Taylor has 5,496 deferred shares.)

(4)	The Company does not provide perquisites or other personal benefits to its Board members.
(5)	Mr. Morris retired from the Company on March 1, 2020 and is now compensated as an outside director.

Prohibition Against Hedging and Similar Transactions

Pursuant to our Insider Trading Policy, directors, officers and employees are prohibited from engaging in short-sales, zero-cost collars, forward sales contracts, pledging, hedging or otherwise offsetting any decrease in the market value of their Company shares.

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AUDIT COMMITTEE REPORT

Charter and Responsibilities

The Audit Committee operates under a written Charter adopted by the Board that outlines its responsibilities and the practices it follows. The Charter can be found on the Company’s website at https://investor.avistacorp.com. The Audit Committee reviews and assesses the adequacy of its Charter at least annually, and, when appropriate, recommends changes to the Board.

The Audit Committee is composed of non-management directors who meet the independence and financial literacy requirements of the NYSE and additional, heightened independence criteria applicable to members of the Audit Committee under SEC and NYSE rules. The Audit Committee recommended to the Board the designation of Donald C. Burke as the Audit Committee Financial Expert solely for the purposes of compliance with the rules and regulations of the SEC implementing Section 407 of the Sarbanes-Oxley Act. The Board approved this recommendation.

The Audit Committee assists the Board in overseeing the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the Company’s Code of Conduct, the Company’s enterprise risk management program and the independent auditor’s qualifications and independence. The Audit Committee also assists the Board in fulfilling its responsibility for oversight of the Company’s systems of internal controls, including, without limitation, those established and maintained pursuant to the Exchange Act, as amended, and the Sarbanes-Oxley Act. In addition, the Audit Committee participates in external education sessions and educational sessions developed by management, at the request of the Audit Committee.

2020 Activity

During 2020, the Audit Committee fulfilled its duties and responsibilities as outlined in the Charter. Seven meetings were held, with meeting agendas established by the Audit Committee’s Chair and the Director of Internal Audit. Specifically, the Audit Committee:

•

Reviewed and discussed with management and Deloitte, the independent auditor, the Company’s unaudited quarterly financial statements and management’s discussion and analysis of financial condition and results of operations.

•	Reviewed with the CEO and CFO their certifications as to the accuracy of the Company’s financial statements and the establishment and maintenance of internal controls and procedures.

•	Reviewed with management all earnings press releases relating to 2020 annual and quarterly earnings prior to their issuance.

•

Reviewed and discussed with Deloitte various matters including, without limitation, all critical audit matters, critical accounting policies, practices and estimates, significant changes in accounting principles or the application thereof, and the effect of regulation on the Company’s financial performance and results of operations.

•

Discussed with management, the internal auditors, and the independent auditor the quality and adequacy of the Company’s systems of internal controls, and the internal audit functions, responsibilities, performance, and staffing.

•	Reviewed the audit plans, audit scopes, and identification of audit risks with the independent and the internal auditors.

•

Received from Deloitte a letter and other disclosures regarding the independent auditor’s communications with the Audit Committee concerning the independent auditor’s independence. The independent auditor advised the Audit Committee that said letter and other disclosures were required by the PCAOB auditor standards. The Audit Committee discussed with the independent auditor the latter’s independence.

•	Was advised by Deloitte that the matters discussed by Deloitte and the Audit Committee constituted all matters that PCAOB standards required Deloitte to discuss with the Audit Committee.

•	Reviewed and approved the services and fees of the Company’s independent auditor.

•	Reviewed and approved the non-audit services performed by the Company’s auditor and concluded that such services were consistent with the maintenance of independence.

•	Reviewed the performance of Deloitte and approved its reappointment in 2020 as the Company’s independent registered public accounting firm.

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AUDIT COMMITTEE REPORT

2020 Financial Statements

The Audit Committee reviewed and discussed with management and Deloitte the Company’s audited financial statements and management’s discussion and analysis of financial condition and results of operations for the year ended December 31, 2020. Additionally, the Committee reviewed Management’s Report on Internal Control Over Financial Reporting and the Auditor’s Report on the effectiveness of internal control over financial reporting. Based on its review and discussions, the Audit Committee recommended to the full board, and the full board approved the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the SEC.

This report is provided by the following independent directors, who comprise the Audit Committee:

Donald C. Burke—Chair	Kristianne Blake	Heidi B. Stanley

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PROPOSAL 2—RATIFICATION OF APPOINTMENT OF DELOITTE AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021

What are you voting on?	We are asking our shareholders to ratify the selection of Deloitte as the independent registered public accounting firm of our consolidated financial statements and our internal controls over financial reporting for 2021. Although the Audit Committee has direct responsibility for the appointment of the independent registered public accounting firm, as a matter of good corporate governance, the Board submits its selection of the independent registered public accounting firm to our shareholders for ratification.

Voting recommendation:	The Board unanimously recommends a vote FOR the ratification of the appointment of Deloitte as the independent registered public accounting firm.

The Audit Committee has the direct responsibility to hire, evaluate and, where appropriate, replace the Company’s independent auditor and, in its capacity as a committee of the Board, is directly responsible for the appointment, compensation, and general oversight of the work of the independent auditor. The Audit Committee has appointed Deloitte as the Company’s independent registered public accounting firm for continuing audit work in 2021.

Shareholder approval is not required for the appointment of Deloitte. However, the appointment is being submitted to shareholders for ratification. Should the shareholders fail to ratify the appointment of Deloitte, such failure (1) would have no effect on the validity of such appointment for 2021 (given the difficulty and expense of changing the independent registered public accounting firm midway through a year) and (2) would be a factor to be taken into account, together with other relevant factors, by the Audit Committee in the selection and appointment of the independent registered public accounting firm for 2022 (but would not necessarily be the determining factor).

Annual Evaluation and Selection of the Independent Auditor

The Audit Committee annually reviews Deloitte’s independence and performance in deciding whether to retain Deloitte or engage another independent auditor. In the course of these reviews, the Audit Committee considers, among other things:

•	Deloitte’s historical and recent performance on the Company’s audit.

•	Deloitte’s depth, expertise, and knowledge of the Company’s business and industry.

•	The quality and candor of Deloitte’s communications with the Audit Committee and management.

•	How effectively Deloitte maintained its independence and employed its independent judgment, objectivity, and professional skepticism.

•	Available external data about quality and performance, including recent PCAOB reports on Deloitte.

•	The appropriateness of Deloitte’s fees.

•	Deloitte’s tenure as the Company’s independent auditor, including the benefits of having a long-tenured auditor, and the safeguards in place to maintain its independence.

Long Tenure Benefits

•

Higher audit quality. Through years of experience with the Company, Deloitte (including its predecessors) has gained institutional knowledge of and deep expertise regarding the Company’s operations and businesses, accounting policies and practices, and internal control over financial reporting.

•	No onboarding or educating new auditor. Onboarding a new auditor requires a significant time commitment that could distract from management’s focus on financial reporting and internal controls.

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PROPOSAL 2—RATIFICATION OF APPOINTMENT OF DELOITTE AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021

Independence Controls

•

Thorough Audit Committee oversight. The Audit Committee meets with Deloitte at least four times per year. The committee also performs a comprehensive annual evaluation to determine whether to engage Deloitte. This evaluation includes assessments of Deloitte’s qualifications and performance; approach to promoting and monitoring audit quality; quality and candor of communications; and independence, objectivity, and professional skepticism. The Audit Committee also has an active role in selecting the lead partner.

•

Rigorous limits on non-audit services. The Audit Committee has a policy that requires preapproval of all non-audit services, subject to a de minimis exception, and Deloitte is engaged only when it is best suited for the job.

•

Strong internal Deloitte independence process. Deloitte conducts periodic internal quality reviews of its audit work, assesses the adequacy of partners and other personnel working on the Company’s account, and rotates the lead partner every five years.

•	Strong regulatory framework. Deloitte, as an independent registered public accounting firm, is subject to PCAOB inspections, peer reviews, and PCAOB and SEC oversight.

As a result of its evaluation, the Audit Committee concluded that the selection of Deloitte as the independent registered public accounting firm for 2021 is in the best interests of the Company and its shareholders. The Audit Committee made this recommendation to the full board and the full board approved.

Audit Fees and All Other Fees

The Audit Committee approves the fees paid to Deloitte for audit and non-audit services and receives periodic reports on the amount of fees paid. The aggregate fees for audit and other services provided by Deloitte in 2020 and 2019 were:

	2020	2019
Audit Fees(a)	$1,736,046	$1,994,342
Audit-Related Fees(b)	3,000	3,000
Tax Fees(c)	311,710	32,500
All Other Fees(d)	7,074	7,724

Total	$2,057,830	$2,037,566

Footnotes:
(a)	Audit services performed in 2020 and 2019 for which audit fees were billed consisted of:

•	Audit of the Company’s annual consolidated financial statements and internal controls over financial reporting.

•	Reviews of the Company’s quarterly reports on Form 10-Q.

•	Comfort letters, statutory and regulatory audits, consents, and other services related to SEC matters.

(b)	Audit-related services performed in 2020 and 2019 consisted of agreed-upon procedures.
(c)	Tax fees for technical tax advice and planning performed in 2020 and 2019 related to income tax accounting methods, credits and incentives, state taxes, and various other tax matters.
(d)	All other services performed in 2020 and 2019 consisted of licensing of accounting literature research databases, attendance at training seminars, and other miscellaneous projects.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee is required to pre-approve the audit and permissible non-audit services to be performed. The Audit Committee has adopted what it terms its Audit Committee Pre-Approval Policy (the “Policy”), which sets forth the procedures and conditions pursuant to which services proposed to be performed by the Company’s independent registered public accounting firm may be pre-approved. All services provided by Deloitte in 2020 and 2019 were pre-approved in accordance with the Policy adopted by the Audit Committee.

The Audit Committee intends to pre-approve services, whether specifically or pursuant to general pre-approvals according to the Policy, only if the provision of such services is consistent with SEC and PCAOB rules on auditor independence and all

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PROPOSAL 2—RATIFICATION OF APPOINTMENT OF DELOITTE AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021

other applicable laws and regulations. In rendering general or specific pre-approvals, the Audit Committee will consider whether the independent registered public accounting firm’s provision of specific services, or categories of services, would be inconsistent with the independence of the auditor.

Hiring Restrictions for Deloitte Employees

The Audit Committee has adopted a policy that has certain restrictions on the Company’s hiring of any Deloitte partner, director, manager, staff member, advising member of the department of professional practice, reviewing tax professional, and any other individuals responsible for providing audit assurance on any aspect of Deloitte’s audit and review of the Company’s financial statements.

Other Information

The Company has been advised by Deloitte that neither the firm, nor any covered person of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries. A representative of Deloitte is expected to attend the 2021 Annual Meeting with the opportunity to make a statement if he/she desires to do so, and is expected to be available to respond to appropriate questions.

Ratification of the appointment of the independent auditors requires the affirmative vote of a majority of the votes cast by the holders of the shares of common stock voting in person or by proxy at the Annual Meeting.

The Board recommends a vote “FOR” the ratification of the appointment of Deloitte as the Independent Registered Public Accounting Firm.

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COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

This CD&A provides information about the compensation objectives and policies for our NEOs and puts in perspective the quantitative and narrative disclosures in the compensation tables included in this Proxy Statement. Our NEOs for 2020 were:

•	Dennis P. Vermillion, President and CEO

•	Mark T. Thies, Executive Vice President, CFO and Treasurer

•	Jason R. Thackston, Sr. Vice President, Energy Resources and Environmental Compliance Officer

•	Marian M. Durkin, former Sr. Vice President and Chief Legal Officer (Retired August 1, 2020)

•	Kevin J. Christie, Sr. Vice President, External Affairs and Chief Customer Officer

•	Heather L. Rosentrater, Sr. Vice President, Energy Delivery and Shared Services

The CD&A also describes the following:

•	Our business results impact on incentive compensation;

•	Our decision-making process on compensation design and pay levels, including our compensation governance approach;

•	Our compensation philosophy and objectives; and

•	The elements of the Company’s executive compensation program.

Business Results Impact on Incentive Compensation

The Compensation Committee, with input from the CEO, establishes target incentive compensation for our NEOs at the beginning of each performance period. The Board establishes target incentive compensation for our CEO also at the beginning of each performance period. Actual pay varies above or below the target based on individual, organizational, and stock performance. Because a substantial portion of each NEO’s compensation is in the form of equity, our NEOs’ actual compensation aligns closely with changes in the stock price.

We employ several quantitative criteria to assess the performance of our NEOs. Our objectives include achieving the EPS target, achieving favorable TSR relative to our peers, managing our costs per customer, customer satisfaction, our response time to natural gas emergency calls, and reliability of service. The charts below illustrate the relationship between our 2020 financial performance targets and our actual performance.

Recent Performance Results: Select Annual Incentive Plan Metrics

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COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

Recent Performance Results: Long-Term Incentive Plan Metrics

Chief Executive Officer: 2020 Target Compensation vs. Realized Compensation

The chart below illustrates the relationship between our 2020 performance and our CEO’s 2020 compensation.

*

The target amount shown for the RSUs is the grant date fair value of the portion of the 2018, 2019, and 2020 awards that could have vested if the CEO was not terminated on December 31, 2020. The target amount for the CEO’s performance shares represents the aggregate grant date fair value of the 2018 awards that could have vested if the TSR and the three-year CEPS performance conditions were met for the 2018-2020 performance period. The amount shown as the actual compensation realized by our CEO for 2020 includes his base salary, the actual annual cash incentive plan amount paid in early 2021 for 2020 performance, the value, as of the vesting date, of the RSUs that vested in early 2021, and the actual value, as of the vesting date, of the performance share units (“PSUs”) that were realized for the 2018-2020 performance period. In each case, the value of vested RSUs and PSU includes dividend equivalents.

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COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

Compensation Governance Practices

The Company highly values strong compensation governance practices. We believe our executive compensation practices align with our corporate values and provide a foundation for success. The governance practices that we employ, and those that we avoid, include:

Practices We Employ	Practices We Avoid

•  We align pay and performance

•  We mitigate undue risk (see Risk Mitigation Overview on page 32)

•  We maintain stock ownership guidelines consistent with market practices

•  We maintain a recoupment (i.e., clawback) policy that allows the Company to recoup compensation due to financial and other detrimental misconduct

•  We pay CIC severance solely upon a double trigger

•  The Compensation Committee reviews NEO tally sheets annually

•  The Compensation Committee is composed entirely of independent directors

•  The Compensation Committee engages an independent compensation consultant

•  The Compensation Committee regularly meets in executive sessions without management present

•  We do not provide perquisites

•  We do not permit hedging or short sales of Company stock by directors or officers

•  We do not permit pledging of company stock by directors or officers

•  We do not pay dividends or dividend equivalents on performance awards or RSUs until the awards are earned

•  We do not provide any tax gross-ups under our CIC Plan

•  We no longer offer additional Supplemental Executive Retirement Plan (“SERP”) service credits as a recruitment tool for hiring executives

2020 Say on Pay Advisory Vote

At the May 2020 Annual Meeting, 97.16% of the votes cast were in support of our Say on Pay advisory resolution on our executive compensation. We view this outcome as a signal of strong shareholder support for our executive compensation philosophy, policies and practices.

Decision Making Process

Role of the Compensation Committee

The Compensation Committee makes all compensation decisions regarding our CEO, our other NEOs and other executive officers, including the level of cash compensation and equity awards. Our CEO annually evaluates each executive officer’s performance and presents his evaluation to the Compensation Committee for its consideration with respect to salary adjustments, annual incentive opportunity and annual equity award amounts. The Compensation Committee annually reviews the CEO’s performance, which it considers in the development of the CEO’s salary adjustments, annual incentive opportunity and annual equity award amounts.

Role of the Compensation Consultant

The Compensation Committee selects and retains an independent compensation consultant to support its oversight of our executive compensation programs. For 2020, the Compensation Committee engaged Meridian as its independent compensation consultant. (The Committee also purchased survey information from the Willis Towers Watson (“WTW”) Energy Services Executive Compensation database but did not otherwise consult with WTW.) Meridian provides the Compensation Committee consulting services solely relating to executive compensation and governance matters. In accordance with NYSE rules, the Compensation Committee determined that Meridian is independent and, further, that no conflicts of interest arose due to Meridian’s services rendered to the Compensation Committee.

A representative of Meridian attended Compensation Committee meetings in 2020 and advised the Compensation Committee on the principal aspects of executive compensation, including the competitiveness of program design and award values and specific analyses with respect to our executive officers.

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COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

The Compensation Committee determines the work to be performed by Meridian. Meridian works with our Vice President of Safety & Human Resources and his staff to gather data required in preparing its analyses for Compensation Committee review. Meridian provides services or advice to management only to the extent requested by the Compensation Committee.

Meridian interacts with management to gather information and obtain recommendations, but the Compensation Committee Chair determines if and when Meridian’s advice and materials can be shared with management. When important pay decisions are made, Meridian provides advice to the Compensation Committee in an executive session without Company management present. This approach ensures that the Compensation Committee receives objective advice from Meridian so that the Compensation Committee can make independent decisions about executive pay.

Role of Management

Our CEO provides input to the Compensation Committee with respect to all executive officers (other than himself) total compensation and each component of compensation.

At the request of the Compensation Committee, both the Vice President of Safety & Human Resources and our CEO regularly attend Compensation Committee meetings, excluding the executive sessions during which their respective compensation and other matters are discussed.

Risk Mitigation Overview

The Compensation Committee believes that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. In establishing pay practices for the Company, the Compensation Committee’s goal is to design a compensation structure that does not encourage inappropriate risk-taking by employees or executive officers. The following features of the compensation structure reflect this approach:

•	Short and long-term incentive payments are capped;

•	Annual cash incentive design balances key performance metrics that are focused on financial results and system sustainability over time;

•	The total compensation program does not guarantee bonuses and has multiple financial and non-financial performance measures;

•

The Compensation Committee reviews both short-term and long-term financial scenarios to ensure the plan design does not encourage executives to take excessive risks but also does not discourage appropriate risks;

•	Stock ownership guidelines are in place to strengthen the alignment of the financial interests of executives with those of shareholders;

•

Directors and officers are prohibited from engaging in short-sales, zero-cost collars, forward sales contracts, pledging, hedging or otherwise offsetting any decrease in the market value of their Company shares; and

•	The Company maintains a formal recoupment (i.e., clawback) policy.

Elements of Compensation

Compensation Philosophy and Objectives

Our compensation program is designed to align the interests of our NEOs with those of our shareholders and to pay for achieved performance. To accomplish these objectives, our compensation program incents executive officers to achieve specific annual, long-term, and strategic goals and improves shareholder value. The Compensation Committee believes that the overall compensation of our senior executives should be weighted toward variable performance-based compensation. As a result, a significant portion of compensation is linked with goals related to specific items of corporate performance that are likely to produce long-term shareholder and customer value.

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COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

The charts below show the portion of target compensation that is variable and therefore is “at risk” for our CEO and the average for our other NEOs. Variable compensation includes annual incentives, RSUs and performance shares. The charts also show the portion of target compensation for our CEO and the average target compensation for our other NEOs that is directly linked to share value, including RSUs and performance shares.

CEO	OTHER NEOS

Competitive Analysis and Peer Group

The Compensation Committee believes it is important to provide a compensation structure that is competitive with compensation paid to comparable executives of companies within the energy/utility industry to ensure the Company is able to attract and retain quality employees in key positions to lead the Company. To achieve this objective, the Compensation Committee works with Meridian to conduct an annual competitive review of its total compensation program for our CEO and other NEOs. Through the review process, the Compensation Committee generally targets overall total compensation levels (base, short-term incentive and long-term incentives) at the median of the peer group. Pay components for an individual NEO may be higher or lower than the median depending on an individual’s role, responsibilities, and performance within the Company. The Compensation Committee believes this target positioning is effective to attract and retain our executives.

The Compensation Committee annually compares each element of NEO total compensation against a peer group of publicly traded companies within the energy/utility industry of similar revenue size and market capitalization. For 2020, our NEO compensation was compared with market data, as disclosed in proxy statements, from the fifteen companies in the S&P 400 Mid-Cap Utilities Index (“Proxy Peer Group”). This group is designed to be representative of the Company’s business, size and competitive market for talent.

The use of publicly disclosed data allows the Company to maintain a consistent peer group. The Proxy Peer Group can change slightly from year to year due to changes in company size and weightings determined by S&P; however, there were no changes from the index group used in 2019 (other than Aqua America, Inc. changing its name to Essential Utilities, Inc.). The median revenues and market capitalization of the Proxy Peer Group were $1.6 billion and $3.6 billion, respectively. This compares with Avista’s revenues of $1.3 billion and market capitalization of $2.3 billion. The companies comprising the 2020 Proxy Peer Group were:

ALLETE, Inc.	MDU Resources Group Inc.	PNM Resources, Inc.
Black Hills Corporation	National Fuel Gas Company	ONE Gas, Inc.
Essential Utilities, Inc.	New Jersey Resources Corporation	Southwest Gas Holdings, Inc.
Hawaiian Electric Industries, Inc.	NorthWestern Corporation	Spire Inc.
IDACORP, Inc.	OGE Energy Corp.	UGI Corporation

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COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

To supplement market data derived from the Proxy Peer Group, the Compensation Committee also considered benchmark compensation data derived from the WTW Energy Services Executive Compensation database, which covered comparable diversified energy companies with revenues between $1 billion and $3 billion and with median revenues of $1.9 billion. This supplemental compensation data helped to inform the Compensation Committee on broad market compensation practices and trends within the energy services sector.

Performance Management

The Compensation Committee believes in aligning pay with performance. To help accomplish that alignment, all executives receive annual performance reviews conducted by their direct manager, and the Compensation Committee reviews each NEO’s performance ratings. For each NEO, the Compensation Committee also reviews the results of the Company’s 360-degree survey, which is a standardized performance survey conducted periodically on multiple leadership performance categories that includes feedback from peers within the Company, direct reports, and the NEO’s direct manager. The last 360-degree survey was completed in 2017 and another survey is planned for 2021.

At the beginning of each calendar year, the Compensation Committee asks our CEO to develop specific performance targets and goals for his role based on strategic goals for the Company set by the Board. The Compensation Committee reviews and approves our CEO’s goals at its annual February meeting and presents those goals to the full Board for its information and review. The Compensation Committee quarterly reviews our CEO’s performance relative to his targets and provides quarterly status updates to the full Board. At the end of the year, the Compensation Committee reviews our CEO’s year-end results as part of its overall CEO annual performance review process.

Base Salary

Our NEOs are provided with an annual base salary to compensate them for services rendered during the year. The Compensation Committee reviews the base salary of all executive officers at least annually. The factors that influence the Compensation Committee’s decisions in setting the annual base salary for our NEOs include the market data provided by Meridian and each NEO’s job complexity, experience and breadth of knowledge in the utility and diversified energy industry. The Compensation Committee also considers each NEO’s responsibilities, which may include electric and natural gas utility operations, as well as subsidiary operations, and recognizes that the Company operates in several states, which requires quality relationships and interaction with multiple regulatory agencies.

2020 Base Salaries

In addition to considering the factors noted above, the Compensation Committee also reviews performance results from the prior year to determine how our CEO performed against specific targets and operational goals established at the beginning of the prior year. Our CEO’s annual performance goals for 2019 were generally related to strategic planning, financial performance, safety targets, diversified energy resource management, regulatory and legislative matters, succession planning, governance and customer value delivery. When reviewing the CEO’s base salary for 2020, the Compensation Committee agreed that our CEO had met the established goals for 2019 performance.

The Compensation Committee also reviewed performance ratings of each of the other NEOs to determine appropriate adjustments in base salary. The Committee considered market data and individual performance in determining 2020 salary increases. The Compensation Committee noted that the market data provided by Meridian showed that the base salary for two of our NEOs, Dennis Vermillion and Heather Rosentrater were below the market median due to a change in market matches from their promotions occurring October 1, 2019. Accordingly, Mr. Vermillion and Ms. Rosentrater received greater percentage increases in base salary than the other NEOs. After the adjustments shown below, base salaries generally are within the range of the median of the Proxy Peer Group. The table below outlines the changes to base salary in 2020 for our NEOs.

	2019 Salary	% Increase	2020 Salary
D. P. Vermillion	$670,000	11.9%	$750,000
M. T. Thies	$445,000	2.0%	$454,000
J. R. Thackston	$320,000	4.7%	$335,000
M. M. Durkin	$380,000	2.1%	$388,000
K. J. Christie	$325,000	3.1%	$335,000
H. L. Rosentrater	$298,500	12.2%	$335,000

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COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

2020 Executive Officer Annual Cash Incentive

The 2020 Executive Officer Annual Cash Incentive Plan (the “Cash Incentive Plan”) was designed to align the interests of our NEOs and senior management with those of our shareholders and customers through the achievement of financial and operational performance goals for the Company. The Cash Incentive Plan reflects these goals by having 55% of the total incentive opportunity tied to Consolidated Earnings Per Share, 40% tied to key components of utility operation and 5% tied to business development. Each metric is independent, which allows the Cash Incentive Plan to pay a portion of the award upon the attainment of one goal even if the other goals are not met.

The Cash Incentive Plan’s performance metrics are based on factors that are essential for the long-term success of the Company, and, with the exception of the Consolidated Earnings Per Share and the metric tied to business development, are identical to performance metrics used in the Company’s annual cash incentive plan for non-executive employees. The Compensation Committee believes that having similar metrics for both the Cash Incentive Plan and the non-executive plan encourages employees at all levels of the Company to focus on common objectives.

The following chart shows the Cash Incentive Plan performance goals for each performance metric, the weighting of each metric, and the 2020 actual results of each metric.

Metric	Weighting	Threshold	Target	Exceeds	Actual	2020 Results
Earnings Components
Consolidated Earnings per Share*	55%	$1.95	$2.05	$2.15	$1.90	Not Met 0%
Payout can vary 0%-172% based on performance level.
Business Development	5%	NA	>2 Milestones	N/A	2 Milestones	Met 100%
Milestones include new business launches and business ideation processes. Payout is either 100% or 0% based on achievement of this objective.

Utility Operations Components
Cost Per Customer*	20%	$409.51	$407.18	$398.67	$415.55	Not Met 0%
The Operating and Maintenance (O&M) cost is directly related to maintaining reliable, cost-effective service levels. Payouts can vary 0%-150% based on performance level.

Customer Satisfaction Rating	8%	NA	90%	NA	94%	Met 100%

This rating is derived from a Voice of the Customer survey conducted each quarter by an independent agency. The survey is used to track satisfaction levels of customers that have had recent contact with our call center or service center. This is a hit or miss target and the payout is either 100% or 0% based on achievement of objective.

Reliability Index	8%	NA	1.00	NA	1.18	Met 100%

This measure is derived from the combination of three indices that track average restoration time for sustained outages, average number of sustained outages per customer, and percent of customers experiencing more than three sustained outages during the year. This is a hit or miss target and the payout is either 100% or 0% based on achievement of objective.

Response Time	4%	NA	<55	NA	38	Met 100%
This measures how quickly the Company responds to dispatched natural gas emergency calls. This is a hit or miss target and the payout is either 100% or 0% based on achievement of objective.
Footnote:
*	Payout levels are interpolated on a straight-line basis for results between the threshold performance level and the maximum level.

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COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

The Compensation Committee sets target goals for these performance metrics that are rigorous, but reasonably achievable with strong management performance. Maximum performance levels were designed to be difficult to achieve given historical performance and the Company’s forecasted results at the time the performance metrics were approved. Over the last ten years, the actual performance results of the Plans have averaged 98% of target and ranged from a low of 25% of target to a high of 150% of target as shown in the chart below.

2020 Executive Officer Annual Cash Incentive Target Award Opportunity

Individual annual cash incentive awards are set as a percentage of base salary. The Compensation Committee compares annual cash incentive opportunity levels against the Proxy Peer Group. As discussed previously, the Compensation Committee targets overall total compensation levels, which include base salaries, short-term incentives and long-term incentives at the median of the Proxy Peer Group.

For 2020, the Compensation Committee maintained the target opportunity of 100% of base salary for the CEO, 65% of base salary for the CFO and 60% of base salary for each other NEO. The actual total amounts paid could increase (up to 150% of target) or decrease (as low as 0% of target) depending on the Company’s actual performance.

2020 Results for the Executive Officer’s Annual Cash Incentive Plan

After the end of each year, the Compensation Committee assesses the performance of the Company against each Plan objective, comparing the actual year-end results to the pre-determined threshold, target, and exceeds levels for each objective, and an overall percentage amount for meeting the objectives is calculated and audited.

Based on this review, at its February 2021 meeting, the Compensation Committee determined that the Company did not achieve the threshold performance level for Consolidated Earnings Per Share or for O&M Cost per Customer. The Company met the targets for all four non-financial metrics: non-regulated activity, customer satisfaction, reliability and response time. The actual performance result of the 2020 executive officer’s annual cash incentive plan was 25% of target. As a result, and at the same meeting, the Compensation Committee authorized payment of cash incentives equal to 25% of base salary (25% of 100%) for our CEO, and an average of approximately 15% of base salary (25% of 61%) for all other NEOs.

Long-Term Equity Compensation

The Compensation Committee believes that equity-based compensation is the most effective way to create a long-term link between shareholder returns and the compensation provided to NEOs and other key management. This program encourages participants to focus on long-term Company performance and provides an opportunity for executive officers and designated key employees to increase their ownership in the Company through grants of Company stock that can be earned based on either service or performance, over a three-year cycle. Using long-term performance awards and RSUs, the Company can compensate executives for sustained increases in the Company’s stock performance, as well as long-term growth relative to its peer group for the relevant cycle.

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COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

The Company’s current Long-Term Incentive Plan (“LTIP”) authorizes various types of equity awards. As with all the components of executive compensation, the Compensation Committee determines all material aspects of the long-term incentive awards—who receives an award, the form of the award, the amount of the award, the timing of the award, as well as any other aspect of the award it may deem material.

For 2020 equity grants, the Compensation Committee determined each NEO’s target LTIP value based on competitive market data and the NEO’s ability to influence overall Company performance. In addition, and as previously discussed, the Compensation Committee targets overall total compensation levels, which include base salaries, short-term incentives and long-term incentives, at the median of the Proxy Peer Group. The Compensation Committee determined that 75% of the NEO’s target LTIP value would be granted in the form of performance share units and 25% of the NEO’s target LTIP value would be granted in the form of RSUs. Awards are generally granted each year at the February Compensation Committee meeting and the granting of awards is not coordinated with the release of material non-public information.

Performance-Based Equity Awards

Our performance-based equity awards are designed to provide a direct link to the long-term interests of shareholders by ensuring that shares will be paid only if the Company attains specified performance levels. For 2020, 37.5% of the awards were contingent on our TSR relative to our peers, compared to 50% for 2019, and 37.5% was measured by our CEPS over a three-year period, compared to 25% for 2019. The change in percentage of awards tied to TSR and CEPS stemmed from a market review performed by Meridian in 2020. For 2020, the Compensation Committee considered market data provided by Meridian regarding the total compensation levels for our CEO and all other NEOs compared to the median of the Proxy Peer Group.

The peer group for TSR performance purposes consists of the fifteen companies comprising the S&P 400 Mid-Cap Utilities Index, as discussed previously, as of January 1 in the first year of the three-year performance cycle. Throughout the course of the performance cycle, companies may be added or dropped from the index by S&P due to mergers or other activities. At the end of the cycle, new companies that were added to the index are included in the rankings as if they had been in the ranking from the beginning, provided there is sufficient trading history to include them in the final calculation. When a company is dropped from the index, everything related to the company is excluded as if it were never in the index. The amount of the payment with respect to any award is determined at the end of the three-year performance cycle based on the Company’s percentile rate-of-return ranking compared to that of the companies in the S&P 400 Mid-Cap Utilities Index, and is payable at the Compensation Committee’s discretion in cash, shares of Company common stock, or a combination of both. Dividend equivalents on performance awards are accumulated and paid upon vesting if the awards vest and are paid based on performance. If the Company’s relative TSR over the three-year performance period is below the threshold performance required to earn the award, then the accumulated dividends are forfeited as well.

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COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

The second performance metric, CEPS, aligns with current competitive practices within the peer group based on market data provided by the Compensation Committee’s consultant. Each year the Compensation Committee reviews and establishes a threshold, target, and maximum performance level for CEPS. The Compensation Committee seeks to establish performance levels that assure the goals are realistic enough to be achievable yet difficult enough to incentivize outstanding performance. The amount of the payment with respect to any award is determined at the end of the three-year performance cycle based on the Company’s earnings and is payable at the Compensation Committee’s discretion in cash, shares of Company common stock, or a combination of both. Dividend equivalents on performance awards are accumulated and paid upon vesting if the awards vest and are paid based on performance. If the Company’s CEPS over the three-year performance period is below the threshold performance required to earn the award, then the accumulated dividends are forfeited as well.

Range of Award Opportunity for Performance Share Units

Each year, the Compensation Committee approves a grant to each NEO of a target number of performance share units that vest over a three-year performance cycle based on achieving pre-determined performance goals. The number of performance shares that may be earned at the end of the performance cycle can range from 0% to 200% of the target, depending upon the level of achieved performance. The target number of performance share units granted to each NEO was determined by dividing the NEO’s target LTIP value allocated to performance share units by the grant date share price of our common stock.

The table below shows the changes made to the target value of performance share grants in 2020 for the 2020 through 2022 performance period for our NEOs. In general, the target value of performance shares remained the same from 2019 and 2020; however, Mr. Vermillion, Mr. Christie and Ms. Rosentrater received increases in value to align them closer to market due to their promotions on October 1, 2019.

	2019 Grant($)	% Change	2020 Grant($)
D. P. Vermillion	$505,652	148.4%	$1,256,244
M. T. Thies	$468,533	0.0%	$468,739
J. R. Thackston	$310,020	0.0%	$310,481
M. M. Durkin	$366,149	0.0%	$366,029
K. J. Christie	$153,924	24.3%	$191,301
H. L. Rosentrater	$153,924	24.3%	$191,301

The table below outlines the target number of performance share units granted in 2020.

	Relative TSR	CEPS	2020 Grant(#)
D. P. Vermillion	12,280	12,280	24,560
M. T. Thies	4,582	4,582	9,164
J. R. Thackston	3,035	3,035	6,070
M. M. Durkin	3,578	3,578	7,156
K. J. Christie	1,870	1,870	3,740
H. L. Rosentrater	1,870	1,870	3,740

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COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

The following graphs show the percentage of performance share units that will be earned at different levels of achieved performance.

2018-2020 Performance Shares Settlement

For performance shares linked to the Company’s TSR and granted in 2018 for the performance period ending December 31, 2020, the Compensation Committee held a special meeting on January 7, 2021, to review, certify, and settle the issuance of shares to executive officers. The Company’s cumulative TSR was -15.94% during the three-year performance cycle, which placed the Company at the 16th percentile among the S&P 400 Mid-Cap Utilities Index. Since the results were below threshold performance level, no shares were earned, and no cash dividend equivalents were paid on performance shares covered by the 2018 grant.

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COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

For performance shares linked to the Company’s CEPS and granted in 2018 for the performance period ending December 31, 2020, the Compensation Committee reviewed, certified and settled the issuance of shares to executive officers at its February 2021 meeting. The Company’s CEPS for the 2018-2020 performance cycle ended at $6.94. Based on these results, our CEO and our other NEOs earned 179% of the performance share awards granted in 2018 vesting based on CEPS. Accrued cash dividend equivalents were paid out on the same percentage of performance shares covered by the 2018 grant.

	Realized Value Received
	Performance Share Awards
NEO	TSR#	CEPS#	Value	Dividend Equivalents	Total Realized Value
D. P. Vermillion	0	6,026	$225,553	$28,081	$253,634
M. T. Thies	0	5,584	$209,010	$26,021	$235,031
J. R. Thackston	0	3,693	$138,229	$17,209	$155,438
M. M. Durkin(1)	0	3,758	$140,662	$17,512	$158,174
K. J. Christie	0	1,833	$68,609	$8,542	$77,151
H. L. Rosentrater	0	1,833	$68,609	$8,542	$77,151

(1)	Ms. Durkin retired on August 1, 2020. Amounts shown are prorated based her retirement date.

Restricted Stock Units

In February 2020, the Compensation Committee approved the grant of RSUs to each NEO. The 2020 RSUs are designed to incent retention, link compensation to the value of the Company common stock and align the interests of our NEOs with those of our shareholders. The 2020 RSUs are subject to three-year ratable vesting. On each vesting date one-third of the RSUs are settled in shares, provided that the NEO remains continuously employed by the Company through the vesting date. Dividend equivalents on RSUs accrue and are paid in cash to the extent the underlying RSUs vest. To the extent RSUs are forfeited, the accrued dividend equivalents on such RSUs also would be forfeited.

The number of RSUs granted to each NEO was determined by dividing the NEO’s target LTIP value allocated to RSUs by the grant date share price of our common stock. The table below shows the changes made to the target value of RSU grants in 2020 for the 2020 through 2022 vesting period for our NEOs. As with performance share units, the target value of RSU shares granted remained the same from 2019 and 2020; however, Mr. Vermillion, Mr. Christie and Ms. Rosentrater received increases in value to align them closer to market due to their promotions on October 1, 2019.

	2019 Grant($)	% Change	2020 Grant($)
D. P. Vermillion	$168,551	148.4%	$418,765
M. T. Thies	$156,178	0.0%	$156,263
J. R. Thackston	$103,326	0.0%	$103,528
M. M. Durkin	$122,050	0.0%	$121,993
K. J. Christie	$51,294	24.2%	$63,682
H. L. Rosentrater	$51,294	24.2%	$63,682

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COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

The following chart shows the value realized by our NEOs for the RSUs that were vested and issued along with the associated cash dividend equivalents.

	Realized Value Received
	Restricted Stock Units			Total Realized Value
NEO	#	Value	Dividend Equivalents
D. P. Vermillion	5,222	$206,112	$19,523	$225,635
M. T. Thies	3,329	$131,396	$10,749	$142,144
J. R. Thackston	2,203	$86,952	$7,115	$94,067
M. M. Durkin(1)	2,213	$80,797	$4,198	$84,995
K. J. Christie	1,173	$46,298	$3,920	$50,219
H. L. Rosentrater	1,173	$46,298	$3,920	$50,219

(1)	Ms. Durkin retired on August 1, 2020. Amounts shown were prorated and settled on her retirement date.

Perquisites

The Company does not provide any perquisites or personal benefits to our CEO or any other NEO.

Other Benefits

The majority of our employees, including our NEOs, are eligible for the Company’s defined benefit plan, the Company’s 401(k) plan, health and dental coverage, Company-paid term life insurance, disability insurance, paid time off and paid holidays.

The Company’s retirement plan provides a traditional retirement benefit based on employees’ compensation and years of credited service. Earnings credited for retirement purposes represent the final average annual base salary of the employee for the highest 36 consecutive months during the last 120 months of service with the Company. The NEOs participate in this retirement plan.

Supplemental Executive Retirement Plan

In addition to the Company’s retirement plan, the Company provides additional pension benefits through the SERP to the Company’s executive officers. Details of the SERP benefits and the amounts accrued by each NEO are found in the Pension Benefits section on page 51.

The Compensation Committee believes the pension plans and the SERP are an important part of our NEOs’ compensation. These plans are market competitive within the energy/utility industry and serve a critically important role in the retention of senior executives. The benefits increase each year these executives remain employed, thereby encouraging our most senior executives to remain employed and continue their work on behalf of shareholders.

Executive Deferred Compensation

The Company also maintains an Executive Deferred Compensation Plan (the “EDC Plan”). Each NEO may voluntarily participate in this EDC Plan on the same terms and conditions as all other eligible employees who reach a set compensation level. This EDC Plan is competitive in the market and provides eligible employees and executives with a tax-efficient savings method. Additional information about this EDC Plan, including 2020 contributions and year-end account balances, can be found in the Non-Qualified Deferred Compensation Plan table on page 52.

Company Self-Funded Death Benefit Plan

To provide death benefits to beneficiaries of executive officers who die during their term of office, the Company maintains an executive death benefit plan that will provide an executive officer’s designated beneficiary with a lump sum payment equal to twice the executive officer’s final annual base salary, payable within 30 days of the executive’s death. Prior to January 1, 2008, the plan continued to provide the death benefit to the beneficiaries of executives who died after retirement. Effective January 1, 2008, the post-retirement death benefit was eliminated for any individual who became an executive officer after that

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COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

date. Individuals who were executive officers prior to January 1, 2008 continue to be eligible for the post-retirement death benefit. For an officer who is eligible for the post-retirement death benefit, in the event of his or her death after retirement, the designated beneficiary will receive a lump sum equal to twice the retired executive officer’s total annual pension benefit. Death benefits are paid from the general assets of the Company. The present value of this benefit for each NEO can be found in the Potential Payment Upon Termination or CIC Tables starting on page 53.

Supplemental Executive Disability Plan

The Supplemental Executive Disability Plan provides benefits to the Company’s executive officers who become disabled during employment. The plan provides a benefit equal to 60% of the executive officer’s annual salary at the date of disability reduced by the aggregate amount, if any, of disability benefits provided for under the Company’s Long-Term Disability Plan for employees, workers’ compensation benefits, and any benefit payable under provisions of the Federal Social Security Act. Benefits will be payable until the earlier of the executive officer’s date of retirement or age 65. The present value of this benefit for each NEO can be found in the Potential Payment Upon Termination or CIC Tables on page 53.

Change in Control (“CIC”) and Severance Benefits

The Compensation Committee believes it is in the interest of shareholders to provide severance to our executive officers in the event of a CIC, thereby reducing the inherent conflict of our executive officers pursuing a transaction that may result in their personal job loss. Effective January 1, 2020, our new Executive Change in Control Plan (“CIC Plan”) was put in place for all executive officers of the Company that replaced individual agreements certain executive officers had regarding a CIC. The following are key features of the plan:

•

Severance multiple: NEOs prior to January 1, 2020 would receive three times the sum of the executive’s annual base salary and target annual bonus, Future NEOs and other officers would receive two times the sum of the executive’s annual base salary and target annual bonus.

•	Severance also includes reimbursement of 18 months of COBRA premiums, if COBRA is elected by the individual.

•	Payment of severance is conditioned on the individual’s delivery of a release of claims.

•	“Good reason” includes material diminution of authority, responsibility, pay, bonus opportunity or budget overseen, material relocation or material breach by the Company of the plan.

•	Certain protections, such as a minimum annual base salary, provided to executive officers during continued employment for up to two years following CIC.

•

No 280G excise tax gross up; CIC benefits are limited to greater of, on an after-tax basis, the full amount of CIC benefits subject to excise tax or a reduced amount equal to the maximum amount of CIC benefits that could be paid without triggering the 280G excise tax.

Additional information regarding the CIC Plan, including definitions of certain key terms and a quantification of benefits that hypothetically would have been received by our NEOs under the CIC Plan, and an applicable termination occurred on December 31, 2020, due to a CIC can be found in the Potential Payment Upon Termination or CIC Tables on page 53.

Internal Revenue Code (“Code”) Section 162(m)

Code Section 162(m) prohibits a publicly held corporation from taking a deduction for compensation paid to an NEO in excess of $1 million for any fiscal year. When consistent with the Company’s compensation philosophy and objectives, the Compensation Committee structures its compensation plans so that the related compensation expense may be deductible for tax purposes. However, in light of the need to maintain flexibility in administering our executive compensation program and the recent changes in the tax law, the Compensation Committee retains discretion to recommend to the Board executive compensation that will not be deductible.

Compensation Governance Matters

Recoupment Policy

The Compensation Committee believes that if the Company is required to prepare an accounting restatement as a result of misconduct or a material error, incentive payouts based on the original results should be revised. Therefore, the Board has adopted a formal recoupment policy applicable to incentive compensation awards. The policy authorizes the Company to recover incentive payouts if those payouts are based on performance results that are subsequently revised or restated to levels

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COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

that would have produced payouts lower than the original incentive plan payouts. If misconduct or material error results in a restatement of financial results, the Compensation Committee may recommend that the Board either require forfeiture of incentive awards or seek to recover appropriate portions of the executive officer’s compensation for the relevant period, in addition to other disciplinary actions that might be appropriate based on the circumstances.

Effective February 5, 2020, the Compensation Committee expanded this policy to allow up to three years of incentive compensation to be subject to recovery for detrimental conduct, which includes:

•	The commission of an act of fraud, misappropriation or embezzlement in the course of employment;

•	The commission of a criminal act, whether or not in the workplace, that in the Board’s sole discretion, constitutes a felony or crime of comparable magnitude;

•	The material violation of any applicable restrictive covenant (including, but not limited to, non-solicitation, non-compete or non-disclosure covenants);

•

The willful and material breach of a Covered Person’s obligations under the Company’s Code of Conduct relating to compliance with law or regulations that would give rise to dismissal under the Code of Conduct or termination for Cause; or

•	Any act or omission involving willful misconduct that resulted in such Covered Person’s termination for cause.

The Board, in its discretion, would determine when the need for a recoupment is triggered, to whom the recoupment would apply, the amount subject to recoupment and the recoupment mechanism.

Stock Ownership Guidelines

The Board has implemented stock ownership guidelines for the Company’s executive officers. The guidelines require executive officers to own shares and achieve set ownership levels based on a formula designated as a multiple of salary within a target timeframe of five years from their employment date or date of promotion, as described within the program guidelines. The value for each executive’s ownership level is determined by using the average closing share price over the prior calendar year. This methodology aligns with current competitive practices within the peer group based on market data provided by Meridian.

The objectives of our stock ownership guidelines are to:

•	Strengthen alignment of the executives’ financial interests with those of shareholders;

•	Enhance executive long-term perspective and focus on shareholder value growth;

•	Reinforce “pay at risk” philosophy and provide an additional basis for sharing in Company success or failure as reflected in shareholder returns; and

•	Align Company practice with corporate governance best practices.

Each year at the February meeting, the Compensation Committee reviews the ownership levels to assure adherence to the guidelines. In 2021, the Compensation Committee conducted its annual review to assess whether each officer was at or moving toward the required ownership level for his or her position. The Compensation Committee determined that all NEOs were in compliance with the ownership guidelines. Mr. Vermillion, Mr. Christie and Ms. Rosentrater have until 2024 to meet the required ownership target based on their promotion date of October 1, 2019.

The specific ownership targets and certain other components of the guidelines are as follows:

Requirement	Ownership Definition	Retention Requirement
• CEO—5 times salary • PRES—4 times salary • EVP & SVPs—2.5 times salary • VPs—1 times salary	• Direct holding and family holdings • Shares held in 401(k) • Shares held in Executive Deferred Compensation Account • Unvested time-based RSUs	Officers must retain 50% of the net shares received upon restricted stock release or issuance of performance shares earned until this required ownership level is achieved

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COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

Based on the guideline definition of ownership after the change in requirements, the following chart shows the required ownership level for each NEO and the number of shares owned as of March 1, 2021.

	Ownership Level	Required	Owned	Met
D. P. Vermillion	5x	93,493	87,949	Not Met (1)
M. T. Thies	2.5x	28,297	130,439	Met
J. R. Thackston	2.5x	20,880	25,824	Met
K. J. Christie	2.5x	20,880	18,658	Not Met (1)
H. L. Rosentrater	2.5x	20,880	14,699	Not Met (1)
(1)	Mr. Vermillion, Mr. Christie and Ms. Rosentrater have until 2024 to meet the required ownership target based on their promotion date of October 1, 2019.

Anti-Hedging and Anti-Pledging Policy

All directors, NEOs, and other officers are prohibited from purchasing any financial instrument that is designed to hedge or offset any decrease in the market value of the Company shares, including, but not limited to, short-sales, zero-cost collars and forward sales contracts.

All directors, NEOs and other officers are prohibited from pledging Company shares.

Compensation Committee Report

The Compensation Committee of the Board has reviewed and discussed the CD&A with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the CD&A be included in the Company’s Annual Report on Form 10-K and in this proxy statement.

Members of the Compensation Committee of the Board

John Taylor—Chair	Rebecca Klein	Scott Maw

Compensation Committee Interlocks and Insider Participation

There are no “Compensation Committee interlocks” or “insider participation” relationships that SEC regulations or NYSE listing standards would require to be disclosed in this proxy statement.

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EXECUTIVE COMPENSATION TABLES

The table below provides summary compensation information for our NEOs: the CEO, the CFO, a retired NEO, and the three other most highly compensated executive officers who were serving as such on December 31, 2020:

Summary Compensation Table—2020

Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension and Non-Qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total Compensation ($)

D. P. Vermillion	2020	$737,693		$1,778,775	$184,423	$2,290,317	$12,875	$5,004,033
President & CEO	2019	$526,100		$602,372	$534,056	$704,492	$15,600	$2,382,620
	2018	$430,847		$724,315	$283,943	$12,311	$15,225	$1,466,641

M. T. Thies	2020	$452,615		$663,720	$73,550	$386,704	$17,100	$1,593,688
Executive Vice President,	2019	$443,154		$558,153	$342,629	$281,832	$91,800	$1,717,568
CFO & Treasurer	2018	$431,030		$671,214	$262,213	$63,637	$16,500	$1,444,594

J. R. Thackston	2020	$332,692		$439,654	$49,904	$501,700	$14,611	$1,338,561
Sr. Vice President &	2019	$319,692		$369,303	$247,173	$360,431	$89,516	$1,386,115
Environmental Compliance Officer	2018	$317,569		$444,114	$193,190	$6,221	$32,161	$993,255

M. M Durkin (6)	2020	$237,539		$518,256	$35,631	$0	$26,500	$817,926
Former Sr. Vice President, & Chief Legal	2019	$378,462		$436,185	$292,612	$206,651	$87,600	$1,401,510
Officer (retired 8/1/2020)	2018	$369,077		$524,549	$224,524	$82,241	$12,375	$1,212,766

K. J. Christie	2020	$333,462		$270,784	$50,019	$384,920	$12,825	$1,052,011
Sr. Vice President,
External Affairs and Chief Customer Officer

H. L. Rosentrater	2020	$329,385		$270,784	$48,408	$403,216	$12,825	$1,064,618
Sr. Vice President,
Energy Delivery and Shared Services
Footnotes:
(1)

Amounts earned in the applicable year; includes regular pay, paid time-off, jury duty and holiday pay. The total amounts shown in this column also include any amounts that an NEO elected to defer in accordance with the EDC Plan. See the “Non-Qualified Deferred Compensation Plan” table on page 52 for more information.

(2)

Values shown represent the aggregate grant date fair value calculated in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 “Compensation—Stock Compensation” for RSUs and performance share awards granted in each of the years reported. Assumptions used in the calculation of these amounts are included in Note 1 of the Company’s audited financial statements for the year ended December 31, 2020, included in the Company’s Annual Report on Form 10-K filed with the SEC. In the case of performance share awards tied to TSR, the amounts reported in the Stock Awards column represent the aggregate grant date fair value of the target number of performance shares that may become vested if the applicable performance criteria are satisfied and computed in accordance with ASC 718. The aggregate grant date fair value for the target number of performance shares was calculated by using a Monte Carlo simulation, which produces a probable value for the awards. All performance share awards vest at the end of the vesting term, however the number of shares delivered vary based upon the attained level of

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performance and may range from 0 to 2.0 times the target number of performance shares awarded. For the 2020 performance share grant, if the maximum level of performance is achieved and using the closing stock price of $40.14 as reported on December 31, 2020, to calculate the value and add the dividend equivalents using an annual amount of $1.62 per share as declared in 2020 multiplied by three years, then the value of the payouts would be: Mr. Vermillion $2,210,400; Mr. Thies $824,760; Mr. Thackston $546,300; Ms. Durkin $644,040; Mr. Christie $336,600; and Ms. Rosentrater $336,600.
(3)	Amounts shown represent the annual short-term cash incentive awards paid in 2020 that were earned by our NEOs for 2020 performance in accordance with the 2020 Cash Incentive Plan.
(4)

Any increase in the present value of the accrued pension benefit at normal retirement age (the earliest age at which retirement benefits may be received by the NEO without any reduction in benefits) for any NEO between December 31, 2019, and December 31, 2020, is reported in this column. All NEOs experienced an increase in the present value of their respective accrued pension benefits during 2020. The present value as of December 31, 2020, utilizes the Pre-2012 mortality table with modified MP-2019 generational projection for males and females and a 3.25% discount rate for the retirement plan and a 3.16% discount rate for the SERP. Differences in the present value from year to year are attributable to increases in final average pay, additional service, discount rates fluctuations and mortality assumptions. There were no above-market earnings for the Company’s EDC Plan.

(5)

Includes employer matching contributions under both the EDC Plan and the Investment and Employee Stock Ownership Plan (the “401(k) plan”). The Company makes matching contributions on behalf of all its employees who make regular contributions of their wages, salary, cash incentive, and overtime to the 401(k) plan during the plan year. The Company matching contribution to the 401(k) plan is equal to $0.75 for every $1.00 of regular employee contributions up to a maximum 6% of compensation for non-union employees hired prior to January 1, 2006. For non-union employees hired after that date, the Company matching contribution is equal to $1.00 for every $1.00 of regular employee contributions up to a maximum of 6% of compensation. The Company matching contribution under the EDC Plan is equal to $0.75 for every $1.00 contributed up to a maximum of 6% of the executive’s base pay less the maximum contribution allowed under the 401(k) plan assuming the participant has contributed the maximum allowed by law. Amounts shown in the All Other Compensation column for 2020 include the following:

Name	Special Pay	EDC Plan Company Match	401(k) plan Company Match	Total All Other Compensation

D. P. Vermillion			$12,825	$12,825

M. T. Thies			$17,100	$17,100

J. R. Thackston		$1,786	$12,825	$14,611

M. M. Durkin	$14,575		$11,925	$26,500

K. J. Christie			$12,825	$12,825

H. L. Rosentrater			$12,825	$12,825

(6)	Ms. Durkin retired from the Company on August 1, 2020.

CEO Pay Ratio

The Compensation Committee reviewed a comparison of CEO total compensation to the total compensation of the median employee. The compensation for the CEO in 2020 was approximately 24 times the total compensation of our median employee.

In 2020 we identified the median employee by first collecting pay records on all employees from all companies within the corporation including subsidiaries, 1,922 (full-time, part-time, seasonal, and temporary), who were employed by us on December 24, 2020. As is permitted under the SEC rules, to determine our median employee, we used a definition that was not annual total compensation, as shown in the 2020 Summary Compensation Table above, and instead chose “base pay rate,” which we then annualized as if all employees worked full-time and were employed for all of 2020. We identified 321 employees whose annualized base pay was within a +/-5% range of the median annualized base pay rate. Total cash compensation from 2020 was collected for each of the 321 employees to further narrow down the population. We believe the

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EXECUTIVE COMPENSATION TABLES

use of total cash compensation for this group of employees is a consistently applied compensation measure because we do not widely distribute annual equity awards to employees. Less than 3% of our employees receive annual equity awards.

After identifying the median employee, we calculated annual total compensation for the employee using the same methodology we use for our NEOs as set forth in the 2020 Summary Compensation Table above. The annual total compensation for 2020 was $5,004,033 for our CEO and $212,432 for our median employee. The resulting ratio of our CEO’s pay to the pay of our median employee for 2020 is 24 to 1.

The foregoing pay ratio disclosure, including but not limited to any assumptions, adjustments, methodologies and existing internal records used to identify our median employee, is a reasonable estimate calculated in a manner consistent with SEC Item 402(u) of Regulation S-K. The SEC rules for identifying the median employee and calculating that employee’s annual total compensation allow companies to make reasonable assumptions and estimates, and to apply a variety of methodologies and exclusions that reflect their compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different compensation practices, and may utilize different assumptions, estimates, methodologies and exclusions in calculating their own pay ratios.

EXECUTIVE COMPENSATION TABLES

Grants of Plan-Based Awards—2020

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

D. P. Vermillion
Annual Cash Award	02/05/20	$450,000	$750,000	$1,125,000
Performance Award	02/05/20				4,912	12,280	24,560		731,888
Performance Award	02/05/20				4,912	12,280	24,560		628,122
Restricted Stock Units	02/05/20							8,187	418,765

M. T. Thies
Annual Cash Award	02/05/20	$177,060	$295,100	$442,650
Performance Award	02/05/20				1,833	4,582	9,164		273,087
Performance Award	02/05/20				1,833	4,582	9,164		234,369
Restricted Stock Units	02/05/20							3,055	156,263

J. R Thackston
Annual Cash Award	02/05/20	$139,680	$232,800	$349,200
Performance Award	02/05/20				1,214	3,035	6,070		180,886
Performance Award	02/05/20				1,214	3,035	6,070		155,240
Restricted Stock Units	02/05/20							2,024	103,527

M. M. Durkin
Annual Cash Award	02/05/20	$133,200	$222,000	$333,000
Performance Award	02/05/20				1,431	3,578	7,156		213,249
Performance Award	02/05/20				1,431	3,578	7,156		183,015
Restricted Stock Units	02/05/20							2,385	121,993

K. J. Christie
Annual Cash Award	02/05/20	$120,600	$201,000	$301,500
Performance Award	02/05/20				748	1,870	3,740		111,452
Performance Award	02/05/20				748	1,870	3,740		95,651
Restricted Stock Units	02/05/20							1,245	63,682

H. L. Rosentrater
Annual Cash Award	02/05/20	$120,600	$201,000	$301,500
Performance Award	02/05/20				748	1,870	3,740		111,452
Performance Award	02/05/20				748	1,870	3,740		95,651
Restricted Stock Units	02/05/20							1,245	63,682

Footnotes:

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(1)	The grant date is the date the Compensation Committee and/or the Board approves the grant of performance share awards, RSUs or non-equity incentive awards.
(2)

Potential annual cash incentive awards granted to NEOs for 2020 performance in accordance with the 2020 Cash Incentive Plan. The amounts actually paid to our NEOs for 2020 performance appear in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. See the CD&A for further explanation.

(3)

Performance share awards are granted under the LTIP and vest over a three-year period. The number of shares earned at the end of the three-year performance period depends on the level of performance achieved. See the CD&A for further explanation.

(4)

In 2020, all of our NEOs were awarded RSUs under the LTIP that vest over a three-year period. One-third of the shares vest and shares are issued on an annual basis, provided that the NEO is employed on the last day of the vesting period. Dividend equivalents accrue on the unvested RSUs and are paid in cash at the same time the underlying RSUs vest. Therefore, if an NEO’s employment ends prior to the last day of the vesting period, no RSUs or dividend equivalents are earned or paid.

(5)

The amounts shown for the grant date fair value of the target number of performance share awards tied to TSR were calculated in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in Note 1 of the Company’s audited financial statements for the year ended December 31, 2020, included in the Company’s Form 10-K filed with the SEC on February 24, 2021. The grant date fair value for the target number of performance shares tied to TSR was calculated using a Monte Carlo simulation to produce a probable value for the awards, which resulted in a fair value per share higher than the closing price per share on the grant date.

Employment Agreements

We currently do not have employment agreements with our NEOs, except for Mr. Thies. Ms. Durkin had an employment agreement but retired on August 1, 2020. Please refer to the “Pension Benefits” Table on page 51 for a discussion of the provisions that relate to the grant of additional vesting service credit for pension purposes, and to the “Potential Payments upon Termination or Change in Control” discussion on page 52, for a discussion of the change in control provisions.

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Outstanding Equity Awards at Year-End—2020(1)

		Stock Awards
Name	Date of Grant	Number of Shares or Units of Stock that Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have not Vested(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(4)
D. P. Vermillion	02/11/19			12,342	198,163
D. P. Vermillion	02/11/19	1,371	55,032
D. P. Vermillion	02/05/20			24,560	394,335
D. P. Vermillion	02/05/20	5,458	209,084
M. T. Thies	02/11/19			11,436	183,616
M. T. Thies	02/11/19	1,270	50,978
M. T. Thies	02/05/20			9,164	147,137
M. T. Thies	02/05/20	2,036	81,725
J. R. Thackston	02/11/19			7,567	121,496
J. R. Thackston	02/11/19	840	33,718
J. R. Thackston	02/05/20			6,070	97,460
J. R. Thackston	02/05/20	1,921	54,149
M. M. Durkin	02/11/19			8,937	143,492
M. M. Durkin	02/11/19	937	37,611
M. M. Durkin	02/05/20			7,156	114,897
M. M. Durkin	02/05/20	1,921	77,109
K. J. Christie	02/11/19			3,757	60,322
K. J. Christie	02/11/19	417	16,738
K. J. Christie	02/05/20			3,740	60,049
K. J. Christie	02/05/20	830	33,316
H. L. Rosentrater	02/11/19			3,757	60,322
H. L. Rosentrater	02/11/19	417	16,738
H. L. Rosentrater	02/05/20			3,740	60,049
H. L. Rosentrater	02/05/20	830	33,316
Footnotes:
(1)	All of the 2018-2020 awards were settled at the end of 2020. Please see the “Stock Vested 2020” table on page 50 for more information.
(2)

Number of time-based RSUs that remain unvested as of December 31, 2020. (RSUs vest and shares are issuable over a three-year period, provided the NEO remains employed on the last day of each year of the vesting period.)

(3)	The market value of RSUs is based on the closing stock price ($40.14) as reported on December 31, 2020.
(4)

Performance share awards reflect the number of performance shares at the target performance level. The market value is based on the closing stock price ($40.14) as reported on December 31, 2020. The value for the 2019 performance share award is shown at the threshold level (40%) based on results (less than threshold) for the first two years of the 2019-2021 performance period. The value for the 2020 performance share awards are shown at the threshold level (40%) based on results (less than threshold) for the first year of the 2020-2022 performance period.

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Stock Vested—2020

	Stock Awards(1)(2)
Name	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)

D. P. Vermillion	0	(1)	0

D. P. Vermillion	6,026	(2)	$225,553

D. P. Vermillion	1,122	(3)	$46,103

D. P. Vermillion	1,372	(3)	$58,555

D. P. Vermillion	2,729	(3)	$120,977

M. T. Thies	0	(1)	0

M. T. Thies	5,584	(2)	$209,009

M. T. Thies	1,039	(3)	$42,693

M. T. Thies	1,271	(3)	$54,283

M. T. Thies	1,019	(3)	$45,169

J. R. Thackston	0	(1)	0

J. R. Thackston	3,693	(2)	$138,229

J. R. Thackston	687	(3)	$28,229

J. R. Thackston	841	(3)	$35,917

J. R. Thackston	675	(3)	$29,921

M. M. Durkin	0	(1)	0

M. M. Durkin	3,758	(2)	$140,662

M. M. Durkin	812	(3)	$33,365

M. M. Durkin	993	(3)	$42,411

M. M. Durkin	795	(3)	$35,242

K. J. Christie	0	(1)	0

K. J. Christie	1,833	(2)	$68,609

K. J. Christie	341	(3)	$14,012

K. J. Christie	417	(3)	$17,810

K. J. Christie	415	(3)	$18,397

H. L. Rosentrater	0	(1)	0

H. L. Rosentrater	1,833	(2)	$68,609

H. L. Rosentrater	341	(3)	$14,012

H. L. Rosentrater	417	(3)	$17,810

H. L. Rosentrater	415	(3)	$18,397

Footnotes:
(1)

For the performance period ended December 31, 2020, our TSR placed us in the 16th percentile of companies included in our peer group, which resulted in issuing 0% of the performance shares granted in 2018 for the 2018-2020 performance period and the related dividend equivalents. Dividend equivalents were not earned and not paid in cash.

(2)

For the performance period ended December 31, 2020, our cumulative EPS was $6.94 for the three-year performance period, which resulted in issuing 179% of the performance shares granted in 2018 for the 2018-2020 performance period and the related dividend equivalents. Value is based on the closing stock price ($37.43) as reported on February 4, 2021, the day the Compensation Committee certified that the performance target was met and the shares were issuable. Dividend equivalents were paid in cash at the same time the underlying performance shares vested.

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(3)

Our NEOs were granted RSUs in 2018, 2019 and 2020. One-third of each grant vests each year if an NEO remains employed on December 31. Therefore, one-third of each grant vested. Our NEOs received the last one-third of their RSUs granted in 2018 and one-third of their RSUs granted in 2019 and 2020. The value of all RSUs that vested on December 31, 2020, is based on the closing stock price ($39.47) as reported on January 4, 2021, the day on which the shares were issuable to the recipient. Dividend equivalents were paid in cash at the same time the underlying RSUs vested.

Pension Benefits—2020

The table below reflects benefits accrued under the Retirement Plan for Employees and the two SERPs (for purposes of the discussion below, we refer to both the pre-2005 SERP and the post-2004 SERP as the “SERP”) for our NEOs. The Company’s Retirement Plan for Employees provides a retirement benefit based upon employees’ compensation and years of credited service. The retirement benefit under the Retirement Plan is based on a participant’s final average annual base salary for the highest 36 consecutive months during the last 120 months of service with the Company. Base salary for our NEOs is the amount under “Salary” in the Summary Compensation Table on page 45.

The SERP provides additional pension benefits to executive officers of the Company, who have attained the age of 55 and a minimum of 15 years of vesting service with the Company. The SERP is intended to provide benefits to executive officers whose pension benefits under the Company’s Retirement Plan are reduced due to the application of limitations on qualified plans under the Code and the deferral of salary pursuant to the EDC Plan. When combined with the Retirement Plan, the SERP will provide benefits to executive officers, other than our CEO, who retire at age 62 or older, of 2.5% of the final average annual base salary during the highest 60 consecutive months during the last 120 months of service for each credited year of service up to 30 years. When combined with the Retirement Plan, the SERP will provide higher benefits to our CEO, if he retires on or after age 65, of 3% of final average base salary during the highest 60 consecutive months during the last 120 months of service for each credited year of service up to 30 years. Benefits will be reduced for executives who retire before age 62. Reductions are either 4% or 5% for each year of retirement before age 62 as prescribed in the Retirement Plan.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)		Payments During Last Year ($)

D. P. Vermillion	Retirement Plan	32.83		$2,289,199	$0
	SERP—pre 2005(2)	16.83		$298,488	$0
	SERP 2005+(3)	30.00		$4,145,832	$0

M. T. Thies(4)	Retirement Plan	12.25		$560,629	$0
	SERP—pre 2005(2)	NA		NA	$0
	SERP 2005+(3)	12.25		$1,227,451	$0

J. R. Thackston	Retirement Plan	24.50		$1,389,207	$0
	SERP—pre 2005(2)	NA		NA	$0
	SERP 2005+(3)	24.50		$1,026,783	$0

M. M. Durkin(5)	Retirement Plan	15.00	$	NA	$26,055
	SERP—pre 2005(2)	NA		NA	$0
	SERP 2005+(3)	15.00	$	NA	$0

K. J. Christie	Retirement Plan	15.50		$843,451	$0
	SERP—pre 2005(2)	NA		NA	$0
	SERP 2005+(3)	15.50		$621,211	$0

H. L. Rosentrater	Retirement Plan	17.92		$872,231	$0
	SERP—pre 2005(2)	NA	$	NA	$0
	SERP 2005+(3)	17.92		$489,120	$0

Footnotes:

(1)

SERP participants are limited to a maximum of 30 years of credited service under the SERP no matter how many years of service they actually have with the Company. Mr. Vermillion’s credited service under the SERP 2005+ Plan has reached the maximum of 30 years. Ms. Durkin’s credited service reflects the years of benefit service at her retirement on August 1, 2020. This column represents number of years of benefit service.

(2)(3)

Effective January 1, 2005, the SERP was modified to comply with requirements of Code Section 409A. This plan is noted as SERP 2005+. The plan prior to this date, SERP pre-2005, is grandfathered and is not subject to Code Section 409A. SERP pre-2005 benefits were frozen as of December 31, 2004.

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(4)

Mr. Thies received a “two for one” credit for vesting service only for each completed year of full-time service from year six through year ten (employment service). Since Mr. Thies has completed his twelfth year of employment, his vesting credit will now accumulate year-for-year based on actual service for any future years.

(5)	Ms. Durkin retired on August 1, 2020. She is no longer accruing any benefits under the Retirement Plan and SERP.

Non-Qualified Deferred Compensation Plan—2020

The following table shows the non-qualified deferred compensation activity for our NEOs accrued through December 31, 2020:

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year (Company Match) ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)

D. P. Vermillion	$2,000	$0	$402,163	$0	$2,839,969

J. R. Thackston	$128,331	$1,786	$76,937	$0	$534,692

Footnotes:
(1)

Eligible employees may elect to defer up to 75% of their base annual salary and up to 100% of their annual bonus. This column represents deferrals of this compensation during the last year. See the Summary Compensation Table on page 45 for further explanation.

(2)

The Company matching contribution under the EDC Plan is equal to $0.75 for every $1.00 contributed up to a maximum of 6% of the executive’s base pay less the maximum contribution allowed under the 401(k) plan assuming the participant has contributed up to the limit set forth in Code Section 402(g) for the plan year. See “All Other Compensation” column of the Summary Compensation Table on page 45 for further explanation.

(3)

Earnings reflect the market returns of the NEO’s respective investment allocations. The earnings accrued for deferred compensation are determined by actual earnings of Avista common stock and selected mutual funds. None of the earnings are included as compensation on the Summary Compensation Table since none are above market earnings. The Compensation Committee selects the mutual funds that are available for investment under the EDC Plan, and the participants may allocate their accounts among these investments, including Avista common stock.

Potential Payment Upon Termination or Change in Control (“CIC”)

Effective January 1, 2020, the Company’s new CIC Plan covers all of our NEOs and replaced individual CIC agreements that were in effect on December 31, 2019 for our NEOs who had such agreements. Under the new CIC Plan, the cash component is paid in a lump sum and is based on a multiple of the sum of base salary and annual bonus. No participant in the CIC Plan is eligible to receive cash severance in excess of the sum of (i) pro-rated annual bonus plus (ii) a multiple greater than three times base salary and annual bonus. The CIC Plan has a double trigger that provides for a severance payment only upon the occurrence of both a CIC and a termination of the NEO’s employment within two years thereafter either by the Company without “Cause” or by the NEO for “Good Reason” (each as defined in the CIC Plan). Good Reason with a material diminution in the executive officer’s authority, duties or responsibilities material diminution in the executive’s annual salary or bonus opportunity, or material relocation of the executive officer’s principal place of employment by more than 50 miles.

The CIC Plan also provides compensation and benefits to our NEOs during employment following a CIC of the Company. Pursuant to the terms of the CIC Plan, during the two years following a CIC of the Company, an NEO will receive an annual base salary no less than as in effect immediately prior to the CIC. In addition, each NEO will receive an annual bonus no less than the NEO’s target annual bonus as in effect immediately prior to the CIC.

If employment is terminated by the Company without Cause or by such executive officer for Good Reason during the first two years after a CIC, the executive officer will receive: (i) the earned but unpaid base salary due to such executive officer as of the date of termination; (ii) any earned but unpaid annual bonus; (iii) any accrued, unused vacation pay; (iv) a pro-rated target annual bonus due to such executive officer for the portion of the year worked prior to the termination; (v) a lump sum payment equal to two or three times (depending on the officer’s level) the sum of the NEO’s annual base salary and the target annual bonus; and (vi) reimbursement of COBRA continuation coverage premiums for up to 18 months.

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With respect to Code Sections 280G and 4999 and excise taxes thereunder, the CIC Plan provides no gross up for such taxes. The CIC Plan provides that the NEO will receive the greater of, on an after-tax basis, the full amount of CIC benefits subject to the excise tax or a reduced amount equal to the maximum amount of CIC benefits that could be paid without triggering the 280G excise tax.

The excise tax amount in the tables below is based on the Company’s estimate of the individual’s liabilities under Code Sections 280G and 4999, assuming the NEO was terminated in connection with a CIC on December 31, 2020.

The Board may amend or terminate the CIC Plan at any time, provided that any amendment or termination will not take effect for 12 months following the date of such Board action. The Board may not, prior to a CIC, amend the Plan in a manner that would adversely affect any participant’s eligibility to participate in the CIC Plan or payments or benefits thereunder.

If employment terminates for any reason other than for retirement, death or disability during a performance cycle, all performance-based awards are forfeited. If employment terminates due to retirement, death or disability, the payment amount is still determined at the end of the three-year performance cycle and is prorated based on the number of months of active service during the cycle. If employment terminates in connection with a CIC, RSUs are fully accelerated and performance shares have prorated acceleration based on target performance.

The charts below assume that a CIC had occurred and that a termination had thereafter occurred on December 31, 2020.

	Potential Payment Upon Termination After Change in Control(1)
	Termination Without Cause or With Good Reason after a CIC	Voluntary Termination	Retirement	Death	Disability	Involuntary Termination With or Without Cause

Dennis P. Vermillion

President & CEO

Compensation Components

Severance(2)	$5,250,000	$0	$0	$0	$0	$0

Value of Accelerated Equity(3)	$1,351,459	$0	$1,186,326	$1,186,326	$1,186,326	$0

Retiree Medical(4)	$0	$0	$0	$0	$0	$0

Health Benefits(5)	$34,182	$0	$0	$0	$0	$0

Death Benefit(6)	$0	$0	$0	$1,500,000	$0	$0

Supplemental Disability Benefit(7)	$0	$0	$0	$0	$2,003,200	$0

Section 280G Tax Gross-Up	$0	$0	$0	$0	$0	$0

Total	$6,635,641	$0	$1,186,326	$2,686,326	$3,189,526	$0

Footnotes:
(1)	All scenarios assume termination occurred on December 31, 2020, and a stock price of $40.14, the closing price of Company stock on that date.
(2)	Amount equals three times the sum of the executive’s annual base pay and target bonus, plus an amount equal to their prorated target bonus.
(3)

Assumes full acceleration of RSUs and prorated acceleration of performance shares and applicable dividends (granted in 2018, 2019 and 2020) upon termination in connection with a CIC, and also assumes prorated acceleration of performance shares and RSUs in the event of death, disability, and retirement, and assumes all shares are forfeited in the event of voluntary or involuntary termination with cause. Under death, disability, and retirement, achievement of performance goals were assumed to be 100%, although in actuality the participant must wait until the end of the performance period to receive his/her prorated amount using the actual performance for the entire measurement period.

(4)	Retiree medical benefits are generally available to all employees who meet age and service eligibility requirements.
(5)	Payment by the Company for continued health coverage is for 18 months based on 2020 amounts.

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(6)	The “death benefit” is explained in the CD&A under “Company Self-Funded Death Benefit Plan.” Amount shown is twice the annual base salary and is paid in a lump sum.
(7)

The supplemental disability benefit is 60% of base annual pay and is comprised of benefits available from the Avista Supplemental Executive Disability Plan, Long-term Disability Plan, Workers Compensation (if applicable), and Social Security. Amount shown is the present value of the annual disability benefit payable to age 65. Present value was determined by using an interest rate of 3.16% and the Pri-2012 mortality table with modified MP-2019 generational projection for males and females.

	Potential Payment Upon Termination After Change in Control(1)
	Termination Without Cause or With Good Reason after a CIC	Voluntary Termination	Retirement	Death	Disability	Involuntary Termination With or Without Cause

Mark T. Thies

Executive Vice President, CFO & Treasurer

Compensation Components

Severance(2)	$2,542,400	$0	$0	$0	$0	$0

Value of Accelerated Equity(3)	$944,278	$0	$869,705	$869,705	$869,705	$0

Retiree Medical(4)	$0	$0	$0	$0	$0	$0

Health Benefits(5)	$34,182	$0	$0	$0	$0	$0

Death Benefit(6)	$0	$0	$0	$908,000	$0	$0

Supplemental Disability Benefit(7)	$0	$0	$0	$0	$1,060,310	$0

Section 280G Tax Gross-Up	$0	$0	$0	$0	$0	$0

Total	$3,520,860	$0	$869,705	$1,777,705	$1,930,015	$0

Footnotes:
(1)	All scenarios assume termination occurred on December 31, 2020, and a stock price of $40.14, the closing price of Company stock on that date.
(2)	Amount equals three times the sum of the executive’s annual base pay and target bonus, plus an amount equal to their prorated target bonus.
(3)

Assumes full acceleration of RSUs and prorated acceleration of performance shares and applicable dividends (granted in 2018, 2019 and 2020) upon termination in connection with a CIC, and also assumes prorated acceleration of performance shares and RSUs in the event of death, disability, and retirement, and assumes all shares are forfeited in the event of voluntary or involuntary termination with cause. Under death, disability, and retirement, achievement of performance goals were assumed to be 100%, although in actuality the participant must wait until the end of the performance period to receive his/her prorated amount using the actual performance for the entire measurement period.

(4)	Retiree medical benefits are generally available to all employees who meet age and service eligibility requirements.
(5)	Payment by the Company for continued health coverage is for 18 months based on 2020 amounts.
(6)	The “death benefit” is explained in the CD&A under “Company Self-Funded Death Benefit Plan.” Amount shown is twice the annual base salary and is paid in a lump sum.
(7)

The supplemental disability benefit is 60% of base annual pay and is comprised of benefits available from the Avista Supplemental Executive Disability Plan, Long-term Disability Plan, Workers Compensation (if applicable), and Social Security. Amount shown is the present value of the annual disability benefit payable to age 65. Present value was determined by using an interest rate of 3.16% and the Pri-2012 mortality table with modified MP-2019 generational projection for males and females.

54	Avista

EXECUTIVE COMPENSATION TABLES

	Potential Payment Upon Termination After Change in Control(1)
	Termination Without Cause or With Good Reason after a CIC	Voluntary Termination	Retirement	Death	Disability	Involuntary Termination With or Without Cause

Jason R. Thackston

Senior Vice President & Environmental Compliance Officer

Compensation Components

Severance(2)	$1,273,000	$0	$0	$0	$0	$0

Value of Accelerated Equity(3)	$624,975	$0	$575,590	$575,590	$575,590	$0

Retiree Medical(4)	$0	$0	$0	$0	$0	$0

Health Benefits(5)	$34,182	$0	$0	$0	$0	$0

Death Benefit(6)	$0	$0	$0	$670,000	$0	$0

Supplemental Disability Benefit(7)	$0	$0	$0	$0	$939,850	$0

Section 280G Tax Gross-Up	$0	$0	$0	$0	$0	$0

Total	$1,932,157	$0	$575,590	$1,245,590	$1,515,440	$0

Footnotes:
(1)	All scenarios assume termination occurred on December 31, 2020, and a stock price of $40.14, the closing price of Company stock on that date.
(2)	Amount equals two times the sum of the executive’s annual base pay and target bonus, plus an amount equal to their prorated target bonus.
(3)

Assumes full acceleration of RSUs and prorated acceleration of performance shares and applicable dividends (granted in 2018, 2019 and 2020) upon termination in connection with a CIC, and also assumes prorated acceleration of performance shares and RSUs in the event of death, disability, and retirement, and assumes all shares are forfeited in the event of voluntary or involuntary termination with cause. Under death, disability, and retirement, achievement of performance goals were assumed to be 100%, although in actuality the participant must wait until the end of the performance period to receive his/her prorated amount using the actual performance for the entire measurement period.

(4)	Retiree medical benefits are generally available to all employees who meet age and service eligibility requirements.
(5)	Payment by the Company for continued health coverage is for 18 months based on 2020 amounts.
(6)	The “death benefit” is explained in the CD&A under “Company Self-Funded Death Benefit Plan.” Amount shown is twice the annual base salary and is paid in a lump sum.
(7)

The supplemental disability benefit is 60% of base annual pay and is comprised of benefits available from the Avista Supplemental Executive Disability Plan, Long-term Disability Plan, Workers Compensation (if applicable), and Social Security. Amount shown is the present value of the annual disability benefit payable to age 65. Present value was determined by using an interest rate of 3.16% and the Pri-2012 mortality table with modified MP-2019 generational projection for males and females.

Avista	55

EXECUTIVE COMPENSATION TABLES

	Potential Payment Upon Termination After Change in Control(1)
	Termination Without Cause or With Good Reason after a CIC	Voluntary Termination	Retirement	Death	Disability	Involuntary Termination With or Without Cause

Marian M. Durkin

Former Senior Vice President, Chief Legal Counsel and Corporate Secretary

Compensation Components

Severance(2)	$0	$0	$0	$0	$0	$0

Value of Accelerated Equity(3)	$0	$0	$397,640	$0	$0	$0

Retiree Medical(4)	$0	$0	$0	$0	$0	$0

Health Benefits(5)	$0	$0	$0	$0	$0	$0

Death Benefit(6)	$0	$0	$0	$0	$0	$0

Supplemental Disability Benefit(7)	$0	$0	$0	$0	$0	$0

Section 280G Tax Gross-Up	$0	$0	$0	$0	$0	$0

Total	$0	$0	$397,640	$0	$0	$0

Footnotes:
(1)	All scenarios assume termination occurred on December 31, 2020, and a stock price of $40.14, the closing price of Company stock on that date.
(2)

Amount equals three times the sum of the executive’s annual base pay and target bonus, plus an amount equal to their prorated target bonus. Since Ms. Durkin was retired as of December 31, 2020 there would be no Severance opportunity under the CIC Plan.

(3)

Assumes full acceleration of RSUs and prorated acceleration of performance shares and applicable dividends (granted in 2018, 2019 and 2020) upon termination in connection with a CIC, and also assumes prorated acceleration of performance shares and RSUs in the event of death, disability, and retirement, and assumes all shares are forfeited in the event of voluntary or involuntary termination with cause. Under death, disability, and retirement, achievement of performance goals were assumed to be 100%, although in actuality the participant must wait until the end of the performance period to receive his/her prorated amount using the actual performance for the entire measurement period.

(4)	Retiree medical benefits are generally available to all employees who meet age and service eligibility requirements.
(5)

Payment by the Company for continued health coverage is for 18 months based on 2020 amounts. Since Ms. Durkin retired prior to the December 31, 2020 valuation, there would be no opportunity under the CIC Plan.

(6)	The “death benefit” is explained in the CD&A under “Company Self-Funded Death Benefit Plan.” Amount shown is twice the annual base salary and is paid in a lump sum.
(7)

The supplemental disability benefit is 60% of base annual pay and is comprised of benefits available from the Avista Supplemental Executive Disability Plan, Long-term Disability Plan, Workers Compensation (if applicable), and Social Security. Amount shown is the present value of the annual disability benefit payable to age 65. Present value was determined by using an interest rate of 3.16% and the Pri-2012 mortality table with modified MP-2019 generational projection for males and females.

56	Avista

EXECUTIVE COMPENSATION TABLES

	Potential Payment Upon Termination After Change in Control(1)
	Termination Without Cause or With Good Reason after a CIC	Voluntary Termination	Retirement	Death	Disability	Involuntary Termination With or Without Cause

Kevin J. Christie

Senior Vice President, External Affairs and Chief Customer Officer

Compensation Components

Severance(2)	$1,273,000	$0	$0	$0	$0	$0

Value of Accelerated Equity(3)	$326,705	$0	$298,030	$298,030	$298,070	$0

Retiree Medical(4)	$0	$0	$0	$0	$0	$0

Health Benefits(5)	$34,182	$0	$0	$0	$0	$0

Death Benefit(6)	$0	$0	$0	$670,000	$0	$0

Supplemental Disability Benefit(7)	$0	$0	$0	$0	$843,772	$0

Section 280G Tax Gross-Up	$0	$0	$0	$0	$0	$0

Total	$1,633,887	$0	$298,030	$968,030	$1,141,802	$0

Footnotes:
(1)	All scenarios assume termination occurred on December 31, 2020, and a stock price of $40.14, the closing price of Company stock on that date.
(2)	Amount equals two times the sum of the executive’s annual base pay and target bonus, plus an amount equal to their prorated target bonus.
(3)

Assumes full acceleration of RSUs and prorated acceleration of performance shares and applicable dividends (granted in 2018, 2019 and 2020) upon termination in connection with a CIC, and also assumes prorated acceleration of performance shares and RSUs in the event of death, disability, and retirement, and assumes all shares are forfeited in the event of voluntary or involuntary termination with cause. Under death, disability, and retirement, achievement of performance goals were assumed to be 100%, although in actuality the participant must wait until the end of the performance period to receive his/her prorated amount using the actual performance for the entire measurement period.

(4)	Retiree medical benefits are generally available to all employees who meet age and service eligibility requirements.
(5)	Payment by the Company for continued health coverage is for 18 months based on 2020 amounts.
(6)	The “death benefit” is explained in the CD&A under “Company Self-Funded Death Benefit Plan.” Amount shown is twice the annual base salary and is paid in a lump sum.
(7)

The supplemental disability benefit is 60% of base annual pay and is comprised of benefits available from the Avista Supplemental Executive Disability Plan, Long-term Disability Plan, Workers Compensation (if applicable), and Social Security. Amount shown is the present value of the annual disability benefit payable to age 65. Present value was determined by using an interest rate of 3.16% and the Pri-2012 mortality table with modified MP-2019 generational projection for males and females.

Avista	57

EXECUTIVE COMPENSATION TABLES

	Potential Payment Upon Termination After Change in Control(1)
	Termination Without Cause or With Good Reason after a CIC	Voluntary Termination	Retirement	Death	Disability	Involuntary Termination With or Without Cause

Heather L. Rosentrater

Senior Vice President, Energy Delivery and Shared Services

Compensation Components

Severance(2)	$1,273,000	$0	$0	$0	$0	$0

Value of Accelerated Equity(3)	$326,705	$0	$298,030	$298,030	$298,030	$0

Retiree Medical(4)	$0	$0	$0	$0	$0	$0

Health Benefits(5)	$22,493	$0	$0	$0	$0	$0

Death Benefit(6)	$0	$0	$0	$670,000	$0	$0

Supplemental Disability Benefit(7)	$0	$0	$0	$0	$1,221,996	$0

Section 280G Tax Gross-Up	$0	$0	$0	$0	$0	$0

Total	$1,622,198	$0	$298,030	$968,030	$1,520,026	$0

Footnotes:
(1)	All scenarios assume termination occurred on December 31, 2020, and a stock price of $40.14, the closing price of Company stock on that date.
(2)	Amount equals two times the sum of the executive’s annual base pay and target bonus, plus an amount equal to their prorated target bonus.
(3)

Assumes full acceleration of RSUs and prorated acceleration of performance shares and applicable dividends (granted in 2018, 2019 and 2020) upon termination in connection with a CIC, and also assumes prorated acceleration of performance shares and RSUs in the event of death, disability, and retirement, and assumes all shares are forfeited in the event of voluntary or involuntary termination with cause. Under death, disability, and retirement, achievement of performance goals were assumed to be 100%, although in actuality the participant must wait until the end of the performance period to receive his/her prorated amount using the actual performance for the entire measurement period.

(4)	Retiree medical benefits are generally available to all employees who meet age and service eligibility requirements.
(5)	Payment by the Company for continued health coverage is for 18 months based on 2020 amounts.
(6)	The “death benefit” is explained in the CD&A under “Company Self-Funded Death Benefit Plan.” Amount shown is twice the annual base salary and is paid in a lump sum.
(7)

The supplemental disability benefit is 60% of base annual pay and is comprised of benefits available from the Avista Supplemental Executive Disability Plan, Long-term Disability Plan, Workers Compensation (if applicable), and Social Security. Amount shown is the present value of the annual disability benefit payable to age 65. Present value was determined by using an interest rate of 3.16% and the Pri-2012 mortality table with modified MP-2019 generational projection for males and females.

58	Avista

PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

What are you voting on?	Shareholders are being asked to approve, on an advisory basis, the compensation of the Company’s NEOs.

Voting Recommendation:	The Board unanimously recommends a vote FOR this proposal and urges beneficial owners, if they are not the record holders, to instruct their brokers or other nominees to vote for Proposal 3.

As required by the Exchange Act, the Board is submitting a separate resolution, to be voted on by shareholders in a non-binding vote, approving, on an advisory basis, the Company’s executive compensation.

The text of the resolution in respect of this Proposal 3 is as follows:

“Resolved, that the shareholders approve, on an advisory basis, the compensation of the Company’s NEOs as disclosed in the Company’s proxy statement, pursuant to the compensation disclosure rules of the SEC, under the “CD&A,” “Executive Compensation Tables” and the related narrative disclosure.”

The Board recommends a vote for this resolution. As described in this proxy statement under the CD&A, the Company’s compensation program is designed to focus Company executives on the achievement of specific annual, long-term and strategic goals set by the Company. The goals are structured to align executives’ interests with those of shareholders by rewarding performance that maintains and improves shareholder value. The following features of the compensation structure reflect this approach:

•	Executive compensation programs have both short and long-term components.

•	Annual cash incentive components focus on both the actual results and the sustainability and quality of those results.

•	The total compensation program does not provide for guaranteed bonuses and has multiple performance measures.

•	The Company only has only one executive employment agreements in place for NEOs, and they do not contain guarantees for salary increases, non-performance-based bonuses or equity compensation.

•

In 2010, the Company adopted a recoupment policy that authorizes the Board to recover incentive payouts based on performance results that are subsequently revised or restated to levels that would have produced payouts lower than the original incentive plan payouts. The recoupment policy was amended in February 2020 to add recoupment for up to three years of incentive compensation if an officer engages in detrimental conduct.

•	The CIC Plan, effective January 1, 2020, replaced individual CIC agreements for current officers who had such agreements and the tax gross-up provision was removed.

The Board believes that the Company’s current executive compensation program properly focuses our executives on the achievement of specific annual, long-term and strategic goals. The Board also believes that the Company’s executive compensation program properly aligns the executives’ interests with those of shareholders.

Shareholders are urged to read the CD&A section of this proxy statement, which discusses in greater detail how the Company’s compensation program implements the specific goals set by the Company.

The Board recommends a vote “FOR” the approval, on an advisory basis, of the compensation of the Company’s NEOs.

Although the advisory vote on Proposal 3 is non-binding, the Board and the Compensation Committee will review the results of the votes and, consistent with our record of shareholder engagement, are expected to take the outcome of the votes into consideration, along with other relevant factors, in making a determination concerning future executive compensation and the frequency of such advisory votes.

Avista	59

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of shares of common stock of the Company held beneficially, as of March 1, 2021, by (i) each director and nominee, (ii) each of our NEOs in the Summary Compensation Table, (iii) all current directors and executive officers as a group and (iv) each person who is known to the Company to be the beneficial owner of more than 5% of our common stock. No director or executive officer owns in excess of 1% of the stock of any indirect subsidiaries of the Company. None of the directors or NEOs has pledged Company common stock as security. As of March 1, 2021, there were 69,312,280 shares of common stock outstanding.

Beneficial ownership, as shown below under the heading “Shares Beneficially Owned,” has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon the exercise of an option or warrant or the vesting of an equity award) within 60 days of the date as of which the information is provided. Shares shown under the heading “Other” are not considered beneficially owned in accordance with Rule 13d-3 but are considered by the Company in determining whether an individual has met the Company’s share ownership guidelines. In computing the percentage ownership of any person, the number of shares is deemed to include the number of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the table may not necessarily reflect the person’s actual voting power at any particular date.

To our knowledge, except as indicated in footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

60	Avista

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Name	Shares Beneficially Owned			Other		Total	Percent of Class
	Direct	Indirect		Deferred Shares(1)	RSUs Not Yet Vested(2)

Directors and NEOs

Kristianne Blake	17,283			2,519		19,802	*

Donald C. Burke	20,301					20,301	*

Kevin J. Christie	10,918	4,288	(3)		3,452	18,658	*

Marian M. Durkin (4)	51,912					51,912	*

Sena M. Kwawu (5)	0					0	*

Rebecca A. Klein	11,789					11,789	*

Scott H. Maw	15,244					15,244	*

Scott L. Morris	164,706					164,706	*

Jeffry L. Philipps	2,792					2,792	*

Marc F. Racicot (6)	22,455					22,455	*

Heather L. Rosentrater	11,247				3,452	14,699	*

Heidi B. Stanley	13,142	10,248	(7)			23,390	*

R. John Taylor	951	5,319	(8)	5,496		11,766	*

Jason R. Thackston	20,807				4,927	25,734	*

Mark T. Thies	117,208	5,751	(9)		7,480	130,439	*

Dennis P. Vermillion	68,278	151	(3)		19,519	87,948	*

Janet D. Widmann	12,043					12,043	*

All directors and executive officers as a group, including those listed above (24 individuals)	540,485	36,677		17,589	55,386	650,137	*

5% Beneficial Owners

BlackRock, Inc. (10)	12,290,393					12,290,393	17.9%

PSP Investments (11)	5,126,530					5,126,530	7.5%

The Vanguard Group, Inc. (12)	7,573,332					7,573,332	11.02%

Footnotes:
*	As of March 1, 2021, the officers and directors as a group hold less than 1% of the shares outstanding.
(1)	Shares deferred under the EDC Plan or under the former Non-Employee Director Stock Plan.
(2)

Time-based RSUs that have been granted to the executive officers but have not yet vested. RSUs vest in three equal annual increments, provided the officer remains employed by the Company. If the employment of an executive officer terminates, all unvested shares are forfeited.

(3)	Shares held in the Company’s 401(k) plan.
(4)	Ms. Durkin retired from the Company on August 1, 2020.
(5)	Mr. Kwawu is not yet a Board member and, if elected, will receive a stock issuance as part of his compensation after the May Board meeting.
(6)	Mr. Racicot has reached the mandatory retirement age for directors and will not be standing for re-election to the Board.
(7)	Shares held by Ms. Stanley’s spouse, Ronald Stanley, in a profit-sharing plan not administered by the Company.
(8)	Shares held by Mr. Taylor in his Company 401(k) Plan and IRA Plans, over which he has sole voting power and sole investment power.
(9)	Shares held by Mr. Thies’ spouse, Elizabeth Thies.
(10)

As shown on Schedule 13G filed with the SEC on January 25, 2021, by BlackRock, Inc., a parent holding company, the beneficial owner has sole voting power over 12,111,450 shares and sole dispositive power over 12,290,393 shares. The aggregate amount beneficially owned by each reporting person is 12,290,393 shares. The mailing address of the beneficial owner is 55 East 52nd Street, New York, New York 10055.

(11)

As shown on Schedule 13G filed with the SEC on February 12, 2021, by Public Sector Pension Investment Board (“PSP Investments”), the beneficial owner has sole voting power over 5,126,530 shares and sole dispositive power over 5,126,530 shares. The aggregate amount beneficially owned by each reporting person is 5,126,530 shares. The mailing address of the beneficial owner is 1250 Rene-Levesque West, Suite 1400, Montreal, Quebec, H3B 5E9 Canada.

(12)

As shown on Schedule 13G filed with the SEC on February 10, 2021, Vanguard has shared voting power over 108,794 shares, sole dispositive power over 7,397,801shares and shared dispositive power over 175,531 shares. The aggregate amount beneficially owned by each reporting person is 7,573,332. The address of the beneficial owner is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

Avista	61

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Exchange Act requires that executive officers, directors and holders of more than 10% of the Company’s common stock file reports of their ownership and changes in their ownership of the Company equity securities with the SEC. Based solely on a review of Forms 3, 4 and 5 furnished to the Company and written representations from certain insiders that no other reports were required, the Company believes that all Section 16 filing requirements applicable to these persons were completed in a timely manner with the exception of a transaction for Mr. Scott Morris, Chairman of the Board. On February 26, 2021 it was discovered that Mr. Morris received 9,410 shares as a result of a settlement of performance shares on February 4, 2021 and those shares had inadvertently not been reported to the SEC. A Form 4 was filed on February 26, 2021 to report the transaction.

ANNUAL REPORT AND FINANCIAL STATEMENTS

A copy of the Company’s 2020 Annual Report, which contains the Company’s audited financial statements, accompanies this proxy statement. Our Annual Report and this proxy statement are also posted on our web site at https://investor.avistacorp.com. This Annual Report includes our 2020 Annual Report on Form 10-K filed with the SEC (without exhibits). If you have not received or do not have access to the Annual Report, call our Investor Relations department at (509) 495-4203, and we will send a copy (without exhibits) to you without charge; or send a written request to Avista, Attn: Investor Relations Department, 1411 E. Mission Ave., Spokane, Washington 99202.

HOUSEHOLDING

The Company understands that, if two or more beneficial owners of our common stock share the same address, the brokerage firm or other intermediary through which these shares are held may, unless contrary instructions are received from any such beneficial owner, deliver a single copy of the proxy statement, annual report and related proxy soliciting materials for all beneficial owners at that address. This procedure is called “householding.” Beneficial owners of common stock who currently receive multiple copies of the proxy statement, annual report and other proxy soliciting materials and would prefer “householding” should contact their broker. Beneficial owners subject to “householding” who would prefer to receive separate copies of the proxy soliciting materials for each beneficial owner at their address should contact their broker and revoke their consent to “householding.” Alternatively, beneficial owners may request a separate set of the proxy soliciting materials from the Company in writing sent to Avista, Investor Relations, 1411 E. Mission Avenue, Spokane, WA 99202 or by telephone at (509)-495-4203.

The Company and its transfer agent do not engage in “householding” for registered holders of common stock.

OTHER BUSINESS

The Board does not intend to present any business at the meeting other than as set forth in the accompanying Notice of Annual Meeting and has no present knowledge that others intend to present business at the meeting. If, however, other matters requiring the vote of the shareholders properly come before the meeting or any adjournment(s) thereof, the individuals named in the proxy card will have discretionary authority to vote the proxies held by them in accordance with their judgment as to such matters.

62	Avista

2022 ANNUAL MEETING INFORMATION

General

The 2022 Annual Meeting is currently scheduled for Thursday, May 12, 2022. Matters to be brought before that meeting by shareholders are subject to the requirements described below.

The date of the 2022 Annual Meeting is subject to change. Any such change, and any resulting change in the dates referred to below, would be specified by the Company in a report filed with the SEC. In addition, any change in the dates referred to below that results from a change in SEC rules or the Company’s Bylaws would be similarly reported by the Company.

Notice of Nominations and Other Business to Be Presented at Annual Meeting

Notice of nominations of directors and other business to be presented by a shareholder at the 2022 Annual Meeting must be delivered to the Company as follows:

•

Written notice of a shareholder’s intent to nominate a person for election as a director at the 2022 Annual Meeting must be delivered to the principal executive offices of the Company to the attention of the Corporate Secretary on or before February 10, 2022, but not before November 12, 2021, provided, however, that if the shareholder is requesting that the nominee be included in management’s proxy soliciting materials, this notice must be delivered no later than December 12, 2021; and

•

Written notice of a shareholder’s intent to propose other business to be brought before the 2022 Annual Meeting must be delivered to the principal executive offices of the Company to the attention of the Corporate Secretary on or before February 10, 2022, but not before November 12, 2021.

In any case, the written notice of the shareholder must, in order for the matter to be eligible to be presented at the meeting, comply with all of the requirements and contain all of the information specified in the Company’s Bylaws, without regard to whether the proposed nomination or other business is to be included in management’s proxy soliciting materials or those of any other person.

Notice of Proposals to be Included in Management’s Proxy Materials

Proposals that shareholders seek to have included in management’s proxy soliciting materials must be received by the Corporate Secretary on or before December 1, 2021 and, in order to be so included, must contain the information required by the SEC’s Rule 14a-8 and otherwise comply with SEC rules. However, in order for a proposal to be eligible to be presented at the meeting, the shareholder must also comply with all of the requirements specified in the Bylaws for nominating a person for election as a director and/or bringing other business before the meeting.

The above information is only a summary of some of the requirements of the advance notice provisions of our Bylaws. If you would like to receive a copy of the provisions of our Bylaws setting forth all of these requirements, you should write to our executive offices, c/o Corporate Secretary.

By Order of the Board,

Gregory C. Hesler

Vice President, General Counsel,

Corporate Secretary and Chief Ethics/Compliance Officer

Spokane, Washington

March 31, 2021

Avista	63

AVISTA Corp. AVISTA CORP. P.O. BOX 3727 SPOKANE, WA 99220-3727 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 10, 2021 for shares held directly and by 11:59 p.m. Eastern Time on May 6, 2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/AVA2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 10, 2021 for shares held directly and by 11:59 p.m. Eastern Time on May 6, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D33793-P48713-Z78955 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY AVISTA CORP. The Board of Directors recommends you vote FOR the following: 1. Election of Directors For Against Abstain Nominees: 1a. Kristianne Blake (    ) (    ) (    ) 1b. Donald C. Burke (    ) (    ) (    ) 1c. Rebecca A. Klein (    ) (    ) (    ) 1d. Sena M. Kwawu (    ) (    ) (    ) 1e. Scott H. Maw (    ) (    ) (    ) 1f. Scott L. Morris (    ) (    ) (    ) 1g. Jeffry L. Philipps (    ) (    ) (    ) 1h. Heidi B. Stanley (    ) (    ) (    ) 1i. R. John Taylor (    ) (    ) (    ) 1j. Dennis P. Vermillion (    ) (    ) (    ) 1k. Janet D. Widmann (    ) (    ) (    ) The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2021. (    ) (    ) (    ) 3. Advisory (non-binding) vote on executive compensation. (    ) (    ) (    ) NOTE: The proxies will have discretionary authority to transact such other business as may come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

This year’s Annual Meeting will be a completely “virtual meeting” of shareholders. You will be able to attend the Annual Meeting, vote and submit questions during the Annual Meeting via the live webcast by visiting (www.virtualshareholdermeeting.com/AVA2021) Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D33794-P48713-Z78955 PROXY/VOTING INSTRUCTION CARD This proxy is solicited on behalf of the Board of Directors of Avista Corporation For the Annual Meeting of Shareholders on Tuesday, May 11, 2021 The undersigned hereby appoints Dennis P. Vermillion and Gregory C. Hesler, and each of them, with full power of substitution, the proxies of the undersigned, to represent the undersigned and vote all shares of Avista Corporation Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on May 11, 2021, and any adjournment or postponement thereof, as indicated on the reverse side. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted “FOR” item 2 and, if the shares represented hereby are registered in the name of the beneficial owner (and not a broker), will be voted “FOR” item 3 but will not be voted either “FOR” or “AGAINST” item 1. If you are a participant in the Avista Investment and Employee Stock Ownership Plan, this proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of that Plan. This proxy, when properly executed, will be voted as directed. If no direction is given to the Trustee by 11:59 p.m. Eastern Time on May 6, 2021, the Trustee will vote the shares held in that plan in the same proportion as votes received from other participants in the plan. Continued and to be signed on reverse side